                                                                   EXHIBIT 10.13

                                    SUBLEASE

    Sublease dated the 17th day of January 2002 by and between HYPERION SOLUTIONS CORPORATION ("Sublandlord"), a Delaware corporation having an address at 900 Long Ridge Road, Stamford, CT 06902 and iMANAGE, INC. ("Subtenant"), a Delaware corporation having an address at 2121 S. El Camino Real #400, San Mateo, CA, 94403.

                                    RECITALS:

    A. By lease dated December 15, 1999, as amended by First Amendment to Lease dated August 21, 2000 and as further amended by Second Amendment to Lease dated October 25, 2000 (collectively referred to herein as the "Prime Lease"), Sublandlord, as tenant, leased from EOP-Metro Center, L.L.C. as successor in interest to Spieker Properties, Inc., as landlord ("Landlord"), premises (the "Prime Premises") consisting of approximately 42,807 rentable square feet on the 4th, 5th and 8th floors of a building known as 950 Tower Lane, Foster City, California. Sublandlord and Landlord also entered into a Parking License Agreement dated January 5, 2000 (the "Parking License Agreement").

    B. Subtenant desires to sublease from Sublandlord a portion of the Prime Premises, which portion consists of approximately 21,415 rentable square feet on the 5th floor (the "Premises"), and Subtenant desires to sublicense all parking allocated to the Premises under the Parking License Agreement. Sublandlord desires to sublease the Premises and sublicense the parking rights appurtenant thereto to Subtenant on the terms and subject to the conditions hereinafter set forth.

    C. All defined terms used but not defined in this Sublease shall have the same meanings given in the Prime Lease.

    NOW, THEREFORE, for and in consideration of the mutual covenants hereinafter contained, the parties hereby agree as follows:

1.      Demise; Use.

        (a) Sublandlord hereby subleases the Premises and sublicenses all parking appurtenant thereto to Subtenant. Sublandlord represents that the Prime Lease and the Parking License Agreement are in full force and effect; that Sublandlord is not in default under the Prime Lease or the Parking License Agreement; and that, to its best knowledge, Landlord is not in default under the Prime Lease or the Parking License. A copy of the Prime Lease is attached hereto as Exhibit A and a copy of the Parking License Agreement is attached hereto as Exhibit B.

        (b) The Premises shall be used and occupied only for the Permitted Use set forth in the Prime Lease and for no other purpose.

2.      Term; As-Is Condition.

        (a) The term (the "Term") of this Sublease shall commence on February 1, 2002 (the "Commencement Date") and shall terminate on September 30, 2008, unless sooner terminated pursuant to the provisions of this Sublease (the "Termination Date"). Notwithstanding the foregoing, if for any reason Sublandlord cannot deliver possession of the Premises to Subtenant on the Commencement Date, Sublandlord shall not be subject to any liability therefore, nor shall such failure affect the validity of this Sublease or the obligations of Subtenant hereunder or extend the term hereof, but in such case Subtenant shall not be obligated to pay rent until thirty (30) days after possession of the Premises is tendered to Subtenant; provided, however, that if Sublandlord shall not have delivered possession of the Premises within sixty (60) days from the Commencement Date, Subtenant may, at Subtenant 's option, by notice in writing to Sublandlord within ten (10) days thereafter, cancel this Sublease, in which event the parties shall be discharged from all obligations hereunder and all funds paid to Sublandlord by Subtenant on account of this Sublease shall be immediately refunded to Subtenant. If Subtenant occupies the Premises prior to the Commencement Date, such occupancy shall be subject to all of the provisions hereof and such occupancy shall not advance the Termination Date.

        (b) Subtenant shall take possession of the Premises in its "as is" condition as of the date of the execution hereof, subject to all applicable zoning, municipal, county and state laws, ordinances, and regulations governing and regulating the use of the Premises, and accepts this Sublease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. No representations or warranties have been made to Subtenant as to the suitability of the Premises for the conduct of Subtenant's business, nor any representations concerning the condition of the Premises, nor have any promises to alter or improve the Premises (or to give any form of work allowance) been made by Sublandlord or any party on behalf of Sublandlord, provided, however, that Sublandlord represents that the HVAC system, electrical, plumbing and lighting systems within the Premises are in good working order.

3.      Incorporation By Reference.

The terms, provisions, covenants, and conditions of the Prime Lease are hereby incorporated by reference on the following basis: Subtenant hereby assumes all of the obligations of Sublandlord under the Prime Lease with respect to the Premises, accruing or payable during the Term. Notwithstanding the foregoing, the following provisions of the Prime Lease are hereby excluded from incorporation into the Sublease: Basic Lease Information save and except Project and Building Descriptions, Permitted Use and Occupancy and Parking Densities; Sections 2, 21(B), 28, 40-45; Exhibits B-1, B-3, D-1, D-2 & D-3; and all
provisions of the First and Second Amendments to Lease save and except provisions regarding extension of the term of the Prime Lease. To the extent there are inconsistencies in the terms of the Prime Lease and this Sublease, the terms of this Sublease shall control. The term "Landlord" in the Prime Lease shall refer to Sublandlord hereunder, its successors and assigns; and the term "Tenant" therein shall refer to Subtenant hereunder, its permitted successors and assigns. The obligations assumed by Subtenant hereunder which accrue during the Term shall survive and extend beyond the termination of this Sublease.

4.      Rent.

        (a) Subtenant shall pay to Sublandlord, at its office referred to above, as base rent (the "Base Rent") the following amounts (assuming delivery by Subtenant on the Commencement Date):

           DATES                BASE RENT         MONTHLY INSTALLMENTS
           -----                ---------         --------------------
           3/1/02-2/28/03       $706,695               $58,891.25
           3/1/03-2/29/04       $727,895.85            $60,657.99
           3/1/04-2/28/05       $749,739.12            $62,478.26
           3/1/05-2/28/06       $772,224.96            $64,352.08
           3/1/06-2/28/07       $795,353.16            $66,279.43
           3/1/07-2/29/08       $819,123.72            $68,260.31
           3/1/08-9/30/08       $492,188.06            $70,312.58

Monthly installments shall be due and payable on the first (1st) day of each month, commencing on the date which is thirty (30) days after the Commencement Date (the "Rent Commencement Date"), prorated for a portion of a month. An amount equal to one monthly installment of Base Rent has been paid upon Subtenant's execution hereof, which shall be applied to the first installment of Base Rent due hereunder. All other payments owed by Subtenant hereunder shall be paid as Additional Rent. Base Rent and Additional Rent are herein collectively called "Rent".

        (b) Rent shall be paid without deduction or setoff, and Base Rent shall be paid without notice or demand. If any Rent shall not be paid on or before the fifth (5th) day after the due date thereof, Subtenant shall, in addition thereto, pay a late charge of 5% of the overdue installment.

5.      Escalations and Electrical Charges.

        (a) Pursuant to Section 7 of the Prime Lease, Sublandlord is obligated to pay amounts to cover increases in the Operating Expenses of Landlord. Subtenant shall pay to Sublandlord the increases in Tenant's Proportionate Share of Operating Expenses ("Escalations") imposed by Landlord that are allocable to the Premises in accordance with the Prime Lease, over and above the Operating Expenses for the year ending

December 31, 2002 (the "Base Year"). Tenant's Proportionate Share of Operating Expenses attributable to the Premises for the Base Year have been estimated by Landlord to be $14.40 per square foot, which Operating Expenses are included in the Base Rent payable hereunder during calendar year 2002. Sublandlord shall provide copies of all invoices and notices from Landlord to Sublandlord attributable to the Premises, including without limitation Landlord's statement delivered pursuant to Section 7(C) of the Prime Lease, which statement shall be accompanied by Sublandlord's estimate of Subtenant's proportional share of any Escalations over the Base Year and subsequent years during the Term. The Premises represent 50.03% ("Subtenant's Proportionate Share") of the Prime Premises. Sublandlord agrees to provide written notice to Subtenant of any change in the size of the Prime Premises, including a revised figure for Subtenant's Proportionate Share. In no event shall Subtenant pay in excess of Subtenant's Proportionate Share of the Escalations. Subtenant shall not pay any Escalations based upon disproportionate allocations of Operating Expenses by Landlord to any portion of the Prime Premises which are not included within the Premises and which result from Sublandlord or any other occupant's particular use and occupancy of such space.

        (b) Pursuant to Section 15 of the Prime Lease, Sublandlord is obligated to pay Landlord for the use of certain after hours utilities and services. Subtenant shall pay, either directly to Landlord, or shall reimburse Sublandlord for such costs should same be paid by Sublandlord on behalf of Subtenant, for any costs associated with such after hours utilities or services utilized by Subtenant. Furthermore, Subtenant shall also be responsible to pay Landlord directly, or shall reimburse Sublandlord for such costs should same be paid for by Sublandlord on behalf of Subtenant, for any other services requested by Subtenant that Sublandlord would be required to pay for under the Prime Lease with respect to the Premises, including without limitation, any construction or repair work, overtime HVAC or electric (including that related to any supplemental HVAC units located within the Premises) or additional janitorial services. Notwithstanding the foregoing, Subtenant shall not be required to pay for any such additional utilities or services attributable to Sublandlord's or any other occupant's use and occupancy of any portion of the Prime Premises not included within the Premises.

        (c) The amounts required to be paid by Subtenant to Sublandlord under this Section shall be paid within ten (10) days after Sublandlord shall render a statement therefor. Sublandlord's statement shall be accompanied by copies of any relevant statements or bills received from Landlord.

6.      Subletting and Assignment.

Except as provided in Section 21(A)(3) of the Prime Lease, Subtenant shall not, without the prior written consent of Sublandlord (a) further sublet all or any part of the Premises; (b) transfer, hypothecate, assign, convey, or mortgage this Sublease or any interest under it or allow any lien upon Subtenant's interest hereunder by operation of law; or (c) suffer, tolerate, permit, or allow the use or occupancy of the Premises by anyone other than Subtenant, its agents and employees. Sublandlord shall not unreasonably withhold its consent to a further subletting of the Premises or an assignment of this Sublease by Subtenant. Sublandlord's consent to any such subletting or assignment, however, shall be conditional upon and subject to Subtenant complying with all of the provisions of Section 21 of the Prime Lease and obtaining the written consent of Landlord thereto. Any rent or other consideration realized by Subtenant under any such sublease or assignment in excess of the Rent payable hereunder, after payment by Subtenant of all reasonable costs associated with such transaction, shall be divided and paid fifty percent (50%) to Subtenant and fifty percent (50%) to Sublandlord. No such transaction shall release Subtenant from liability hereunder. Notwithstanding anything in the Prime Lease to the contrary, should Subtenant desire to assign or sublet 50% or more of the Premises, Sublandlord shall have the right to terminate this Sublease with respect to the space so affected as of the date so requested by Subtenant.

7.      Insurance Compliance.

Subtenant shall maintain, at its sole cost and expense, for the Term, general public liability insurance (naming Sublandlord, Landlord and designees of Landlord as additional insureds) against claims for personal injury, death, or property damage occurring upon, in, about, or adjacent to the Premises, such insurance to afford protection with combined coverage of at least $3,000,000 with respect to personal injury, death and property damage. Subtenant shall also maintain, at its sole expense, for the Term, any and all insurance in the amounts and form required of Sublandlord by and pursuant to the provisions of the Prime Lease with respect to the Premises. All such policies shall be issued by reputable insurance companies meeting the requirements of Section 8(B)(4) of the Prime Lease and shall be endorsed to provide that they shall not be modified or cancelled without 30 days' prior written notice to Sublandlord and Landlord. On or prior to the Commencement Date, Subtenant shall furnish certificates to Sublandlord evidencing that the required coverage is being maintained, together with such evidence as Sublandlord shall reasonably deem satisfactory of the payment of premiums thereon. Notwithstanding anything in this Section 7 to the contrary, although Subtenant is required to insure the Additional Systems (as defined in Section 21 hereof) located within the Premises as of the Commencement Date for "full replacement value" in accordance with the provisions of Section 8(B)(1) of the Prime Lease, Subtenant shall not be required to insure the Additional Systems for an amount in excess of TWO MILLION ONE HUNDRED FORTY ONE THOUSAND FIVE HUNDRED AND 00/100 DOLLARS ($2,141,500.00), and in the event of any casualty which does not result in the termination of this Sublease, Subtenant shall not be required to spend in excess of $2,141,500 in connection with restoration of the Additional Systems located within the Premises as of the Commencement Date.

8.      Indemnification.

        (a) Except to the extent caused by the negligence or willful misconduct of Sublandlord, Sublandlord, its officers, agents, and employees, shall not be liable for, and Subtenant shall indemnify and save Sublandlord harmless from and against any and all claims, liability, loss, or damage during the Term to persons or property sustained by Subtenant or by any other person, due to the Premises or any part thereof or any appurtenances thereof becoming out of repair, or due to the happening of any accident in, on, or about the Premises or the Project, or any damage caused by fire, or other casualty or leakage, or due to the act or neglect of any person, including, but not limited to, the employees, agents, or contractors of Sublandlord or Landlord. This provision shall apply (but not exclusively) to damage caused by sprinkling devices or air conditioning or heating equipment and to damage caused by water, wind, frost, steam, excessive heat or cold, broken glass, gas, odors, or noise or by the bursting or leaking of pipes or plumbing fixtures or the failure of any appurtenances or equipment. Sublandlord and Subtenant waive all rights against each other for damages caused by fire or other perils covered by insurance in connection with the Premises, to the extent of insurance received.

        (b) Subtenant shall not take any action or fail to take any action in connection with the Premises, the Building or the Project as a result of which Sublandlord would be in violation of any of the provisions of the Prime Lease or the Parking License Agreement. Sublandlord shall not take any action or fail to take any action in connection with the Prime Premises, the Building or the Project as a result of which Sublandlord would be in violation of any of the provisions of the Prime Lease or the Parking License Agreement. Subtenant hereby agrees to defend, indemnify, and hold Sublandlord harmless from and against all loss, cost, liability, damage, and expense (including, but not limited to, attorneys' fees and court costs) caused by or arising out of Subtenant's act or inaction as a result of which Sublandlord is alleged and/or determined to be in violation of any of the provisions of the Prime Lease or the Parking License Agreement. Sublandlord hereby agrees to defend, indemnify, and hold Subtenant harmless from and against all loss, cost, liability, damage, and expense (including, but not limited to, attorneys' fees and court costs) caused by or arising out of Sublandlord's act or inaction as a result of which Sublandlord is alleged and/or determined to be in violation of any of the provisions of the Prime Lease or the Parking License Agreement.

9.      Casualty.

If the Premises are damaged by fire or other casualty, and Landlord or Sublandlord shall, pursuant to the terms of the Prime Lease, elect to terminate the Prime Lease, this Sublease shall cease and terminate on the date of termination of the Prime Lease, and Rent shall be apportioned from the time of the damage. Otherwise, this Sublease shall remain in full force and effect subject to the terms of the Prime Lease. Sublandlord shall have no obligation hereunder to repair any portion of the Building, the Project or the Premises, including, without limitation, the Alterations and Additional Systems (as defined in Section 21 hereof), whether or not this Sublease shall be terminated, it being expressly understood that Subtenant shall be responsible for any restoration in excess of Landlord's repair obligations under the Prime Lease.

10.     Rights of Landlord.

        (a) Subtenant acknowledges any rights specifically reserved by Landlord under the Prime Lease, and Subtenant further acknowledges that its possession and use of the Premises shall at all times be subject to such rights. Subtenant hereby releases Sublandlord from all liability in connection with Landlord's exercise of such rights.

        (b) If Subtenant fails to do any act required of it hereunder or under the Prime Lease, Sublandlord may (but shall not be obligated to), after ten days' written notice to Subtenant to cure the default and failure of Subtenant to cure the same within such period (or, if such cure would require more than ten days, Subtenant fails to either commence to cure the same within such ten day period or to diligently pursue same to completion), or at any time without notice in event of emergency, perform the same for the account of Subtenant. As used herein, "emergency" means any circumstance which, in Sublandlord's reasonable judgment, if not addressed immediately, may cause substantial injury to persons or damage to property. If Sublandlord makes any expenditures or incurs any obligations in connection with a default by Subtenant, including, but not limited to, reasonable attorneys' fees and costs in instituting, prosecuting or defending any action or proceeding against Subtenant, such reasonable and actual sums paid or obligations incurred shall be paid by Subtenant to Sublandlord within ten days of rendition of any statement to subtenant hereunder.

11.     Default by Landlord.

Sublandlord shall not be liable to Subtenant for Landlord's failure to perform any of Landlord's obligations under the Prime Lease, nor shall Sublandlord have any obligation to perform same or to bring legal proceedings or take any other action against Landlord to assure performance of Landlord's obligations under the Prime Lease. Notwithstanding the foregoing, Sublandlord agrees, at Subtenant's cost and expense, to exercise reasonable efforts to enforce its rights against Landlord under the Prime Lease after Subtenant's request. Except as otherwise provided herein, whenever Sublandlord shall have the right to enforce any rights against Landlord or any other party under the Prime Lease because of the default or breach of Landlord or such other party with respect to the Premises, and if, within a reasonable period after Subtenant's request, Sublandlord fails to enforce such rights, then Subtenant shall have the right, in the name of Subtenant or, if necessary, in the name of Sublandlord, to enforce any such rights of Sublandlord with respect to the Premises. Such enforcement shall be at the sole expense of Subtenant, and Subtenant shall indemnify Sublandlord against all costs and expenses, including but not limited to reasonably attorneys' fees, which may be incurred by Sublandlord in connection with any claim, action, or proceeding so undertaken by Subtenant. Any amount of recovery obtained by Subtenant shall be the property of Subtenant, except that Sublandlord shall be compensated therefrom for any damages sustained by Sublandlord as a consequence of such default or breach on the part of Landlord or such other party.

12.     Broker.

The parties acknowledge that this Sublease was procured through the efforts of Cornish & Carey Commercial and Sublandlord shall compensate such broker pursuant to separate agreement. Subtenant represents and warrants that it dealt with no other broker in connection with this Sublease and shall hold Sublandlord harmless from any liability or loss, including reasonable attorneys' fees, to any broker or salesman (other than as aforesaid) claiming a commission as a result of having interested Subtenant in the Premises. Sublandlord represents and warrants that it dealt with no other broker in connection with this Sublease and shall hold Subtenant harmless from any liability or loss, including reasonable attorneys' fees, to any broker or salesman (other than as aforesaid) claiming a commission as a result of a breach of said representation and warranty.

13.     Taxes.

Subtenant shall pay any taxes or fees imposed by any governmental authority upon or as the result of this Sublease or the transfer of any property or interests in property hereunder, except that Subtenant shall not be liable for any federal, state, or municipal income tax imposed upon Sublandlord as a result of this Sublease or any profits derived hereunder.

14.     Remedies; Security Deposit.

        (a) The taking of any action by Subtenant, the occurrence of any event in regard to Subtenant, or the failure to act by Subtenant which would be a default under the Prime Lease if taken by Sublandlord or if occurring or failing to occur in regard to Sublandlord, shall entitle Sublandlord to take all action with regard to Subtenant under this Sublease which Landlord is permitted to take against Sublandlord under the terms of the Prime Lease. Subtenant hereby indemnifies and holds Sublandlord harmless from and against all loss, cost, injury, liability, or expense (including reasonable attorneys' fees and court costs) caused by or arising out of Subtenant's default, breach, or violation of the terms of this Sublease.

        (b) On or before the execution of this Sublease, as a security deposit to assure the faithful performance by Subtenant of all of the obligations assumed by it hereunder, Subtenant shall deliver to Sublandlord an unconditional irrevocable letter of credit in the amount of ONE HUNDRED SEVENTY SIX THOUSAND SIX HUNDRED AND SEVENTY THREE DOLLARS AND SEVENTY FIVE CENTS ($176,673.75) and in a form reasonably satisfactory to Sublandlord drawn on or issued by a bank reasonably acceptable to Sublandlord (the "Letter of Credit"). The Letter of Credit shall either (a) expire no earlier than 60 days following the Termination Date (the "LC Date"), (b) be automatically renewing until the LC Date or, (c) if the Letter of Credit shall not be automatically renewing through the LC Date or expires prior to the LC Date, said Letter of Credit shall expire no earlier than September 30, 2003 and shall provide that if it is not replaced by a replacement letter of credit issued by a bank reasonably satisfactory to Sublandlord on or before thirty (30) days prior to the expiration date, Sublandlord may draw down the balance of the Letter of Credit and hold and apply same for the purposes set forth herein. The Letter of Credit (or any subsequent cash deposit held hereunder) shall also be referred to herein as the "Deposit". If Subtenant defaults with respect to any of provision of this Sublease, including the payment of Rent, Sublandlord may apply all or any part of the Deposit to the extent necessary for the payment of any Rent, or to compensate Sublandlord for any other loss, cost or damage which Sublandlord may suffer by reason of Subtenant's default. Should part or all of the Deposit be applied by Sublandlord for the payment of overdue Rent or other obligations of Subtenant hereunder, then Subtenant shall, within 10 days after the written demand of Sublandlord, deliver to Sublandlord a replacement letter of credit or an additional letter of credit, in form and substance reasonably satisfactory to, and issued by a bank reasonably satisfactory to Sublandlord in the amount necessary to replace the Letter of Credit to its original amount (or if the Letter of Credit has been reduced to a "cash" deposit, deliver to Sublandlord sufficient funds to restore the Deposit to its original amount). Subtenant's failure to do so shall constitute a default hereunder. If Subtenant performs all of Subtenant's obligations hereunder, the Deposit, or so much thereof as has not theretofore been applied by Sublandlord, shall be returned to Subtenant (or at Sublandlord's option, to the last assignee, if any, of Subtenant's interest hereunder) within 60 days of the Termination Date, and after Subtenant has vacated the Premises.

        (c) Subtenant acknowledges that the security deposit paid by Sublandlord to Landlord pursuant to the terms of the Prime Lease is the property of Sublandlord and that Subtenant has no claim or right to any portion of such security deposit.

15.     Interest.

Any Rent not paid within 30 days after the due date thereof shall thereafter be payable with interest at the rate of four percentage points per annum plus the fluctuating prime or base rate of Fleet Bank (or any successor) in effect on the due date of such rent, which interest shall be payable for the period from the due date to the date of payment; provided, however, that any interest charged hereunder shall not exceed the maximum amount of interest allowed under California law.

16.     Option to Extend.

Anything in the Prime Lease to the contrary notwithstanding, Subtenant shall have no option to extend or renew the Term of this Sublease or to expand the Premises.

17.     Surrender and Holdover.

        (a) Upon any termination of this Sublease, by expiration of the Term or otherwise:

        (i) Subtenant shall immediately vacate the Premises and surrender possession thereof to Sublandlord in substantially the same condition as delivered to Subtenant on the Commencement Date, reasonable wear and tear excepted (and, only in the case where the Prime Lease and Sublease are both terminated due to a casualty, damage by casualty excepted), and subject to any request by Sublandlord or Landlord to leave certain Alterations installed by Subtenant in the Premises;

        (ii) Subtenant shall surrender the Premises free and clear of all liens and encumbrances; and

        (iii) Sublandlord shall have full authority and license to enter the Premises and take possession of same.

    (b) Subtenant shall pay to Sublandlord 200% of the monthly Rent hereunder plus all other costs for each month or portion thereof that Subtenant shall retain possession of the Premises or any part thereof after the termination of this Sublease without Sublandlord's consent, whether by lapse of time or otherwise, and shall also pay all damages sustained by Sublandlord to Landlord or otherwise on account thereof. Furthermore, Subtenant shall be subject to eviction proceedings and any other remedy or right accorded to Sublandlord in law or at equity. Any holding over by Subtenant upon termination of this Sublease shall not be evidence of an extension or renewal of the Term hereof, nor shall acceptance of Rent or other payments by Sublandlord from Subtenant be evidence of the same, but shall be on a month to month basis, terminable by either party on 30 days' notice.

18.     Attorneys' Fees.

If any party named herein brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party in any such action, on trial and appeal, shall be entitled to reasonable attorneys' fees and court costs to be paid by the losing party as fixed by the Court.

19.     Miscellaneous.

        (a) Each provision of this Sublease shall extend to and shall bind and inure to the benefit of Sublandlord and Subtenant and their respective permitted successors and assigns, and shall be construed in accordance with the laws of the State of California.

        (b) Subtenant acknowledges that this Sublease is subordinate to the Prime Lease. In the event of any conflict between the terms and conditions of this Sublease and the terms and conditions of the Prime Lease, the terms and conditions of this Sublease shall control.

        (c) In the event that any provision of this Sublease is deemed to be invalid or unenforceable for any reason, this Sublease shall be construed as not containing such provision, and the invalidity or unenforceability thereof shall not render any other provision of this Sublease invalid or unenforceable.

        (d) Any provision of this Sublease or the Prime Lease which requires Sublandlord not to unreasonably withhold its consent shall never be the basis for an award of damages or give rise to a right of setoff to Subtenant, but may be the basis for a declaratory judgment or specific injunction with respect to the matter in question.

        (e) Whenever Subtenant must obtain the consent of Landlord with respect to the Premises, Sublandlord shall cooperate with Subtenant (at Subtenant's sole cost and expense) in obtaining Landlord's consent. Sublandlord shall promptly forward to Subtenant true copies of all notices, requests, demands and communications received by Sublandlord from Landlord (or its agent) with respect to the Premises. If Subtenant shall not give timely directions to Sublandlord, Sublandlord may give such notice to Landlord as Sublandlord desires, or no notice or direction with respect to the matter in question.

        (f) This Sublease may be executed in counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

        (g) All notices shall be in writing, mailed certified mail, return receipt requested, postage prepaid, or sent by recognized overnight courier such as United Parcel Service, addressed to the parties at the addresses set forth below:

        If to Sublandlord:   Hyperion Solutions Corporation
                             900 Long Ridge Road
                             Stamford, CT 06902
                             Attn:  A. Bucci, Director, Facilities

        With a copy to:      Hyperion Solutions Corporation
                             900 Long Ridge Road
                             Stamford, CT 06902
                             Attn:  V. Laurentino, Director, Real Estate

        If to Subtenant:     iManage, Inc.
                             950 Tower Lane, Suite 500
                             Foster City, CA 94404
                             Attn:  Brent Hogensen, Vice President

        All such notices shall be deemed effective upon actual receipt (or refusal of receipt) by the party to whom such notice is sent. Either party may, by written notice to the other party, change the address to which notices are to be sent.

        (h) Each provision of this Sublease has been mutually negotiated, prepared and drafted; each party has been represented by legal counsel; and, in connection with the construction of any provision hereof or deletion herefrom, no consideration shall be given to the issue of which party actually prepared, drafted, requested or negotiated any such provision or deletion. This Sublease supercedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire understanding between the parties. This Sublease may only be amended by an agreement in writing executed and delivered by both parties.

20.     Landlord's Approval.

Upon execution of this Sublease, Sublandlord shall submit this Sublease to Landlord for Landlord's approval. In the event that Landlord fails to approve this Sublease within twenty (20) business days of the date hereof, either party, upon notice to the other within five (5) business days after the expiration of such twenty (20) business day period, may elect to terminate this Sublease, whereupon Sublandlord shall promptly refund any amounts deposited hereunder, and this Sublease shall be of no further force and effect. The parties hereto shall not bring any claim against each other for any loss, cost, expense, damage, or injury caused by or arising out of the failure of Landlord to consent to this Sublease.

21.     Existing Furniture and Fixtures

Throughout the term of this Sublease and at no additional charge to Subtenant, Subtenant shall have an exclusive license to use the Alterations, improvements, fixtures, furniture, cubicles, gym equipment, server racks, cabinets, supplemental HVAC units, network cabling and all other items currently located in the Premises, including, without limitation, those items set forth on Exhibit C attached hereto (collectively, the "Additional Systems"). Subtenant shall be responsible for maintaining the Additional Systems in good order and repair, including all necessary repairs or replacements of same and shall surrender such Additional Systems to Sublandlord at the end of the term of this Sublease in the same condition, reasonable wear and tear excepted (and, only in the case where the Prime Lease and Sublease are both terminated due to a casualty, damage by casualty excepted). In the event that Subtenant fails to maintain the Additional Systems in good working order and repair and such default continues more than 20 days after written notice from Sublandlord, Sublandlord shall be entitled to cause all such maintenance to the Additional Systems to be performed and Subtenant shall reimburse Sublandlord for the reasonable cost thereof. Subtenant's failure to reimburse Sublandlord within 15 days after receipt of written demand by Sublandlord shall constitute a default hereunder.

22.     Parking.

Subtenant shall have the right to use 71 unassigned parking spaces pursuant to the terms and conditions of the Parking License Agreement. By execution hereof, Sublandlord hereby sublicenses its rights under the Parking License Agreement to Subtenant, who agrees to be bound by all of the terms and conditions of said Parking License Agreement as if Subtenant were the Licensee thereunder. The indemnities provided in Section 8(b) of this Sublease shall expressly apply to any breach of the Parking License Agreement by either party to this Sublease

    IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS SUBLEASE THE DAY AND YEAR FIRST ABOVE WRITTEN.

SUBLANDLORD:                              SUBTENANT:

HYPERION SOLUTIONS CORPORATION            iMANAGE, INC.


By:                                       By:
       ----------------------------              -------------------------------
NAME:                                     NAME:
       ----------------------------              -------------------------------
TITLE:                                    TITLE:
       ----------------------------              -------------------------------

                           Exhibit A to Exhibit 10.13

                                                   Vincent A. Laurentino, Esq.
                                                   Director
                                                   Real Estate and Contracts

                                                   900 Long Ridge Road
                                                   Stamford, CT  06902
                                                   tel 203.703.3000
                                                   direct 203.703.4314
                                                   fax 203.329.6767
                                                   vince_laurentino@hyperion.com
                                                   www.hyperion.com

[logo of SPIEKER PROPERTIES]                       [logo of Hyperion]



                            [IMAGE OF METRO CENTER]



                                  METRO CENTER
                            Foster City, California

                                 950 Tower Lane
                              Suite 400, 500, 860
                             Foster City, CA  94404

                         HYPERION SOLUTIONS CORPORATION
                             A DELAWARE CORPORATION

                            BASIC LEASE INFORMATION
                                   OFFICE NET

LEASE DATE:                             December 15, 1999

TENANT:                                 Hyperion Solutions Corporation,
                                        a Delaware corporation

TENANT'S NOTICE ADDRESS:                900 Long Ridge Road, Stamford, CT 06902
                                        Attn: Anthony Bucci, Director of
                                        Facilities

TENANT'S BILLING ADDRESS:               900 Long Ridge Road, Stamford, CT 06902,
                                        Attn: Accounts Payable

TENANT CONTACT: Anthony Bucci           PHONE NUMBER: (203) 703-4466
                Director of Facilities  FAX NUMBER:   (203) 329-6767

LANDLORD:                               Spieker Properties, L.P., a California
                                        limited partnership

LANDLORD'S NOTICE ADDRESS:              950 Tower Lane, Suite 120, Foster City,
                                        CA  94404-2122

LANDLORD'S REMITTANCE ADDRESS:          Department 12401, P.O. Box 45587 San
                                        Francisco, CA  94145-0587

PROJECT DESCRIPTION:                    A twenty-one story office building and
                                        two four story office buildings as
                                        outlined in green on Exhibit "B4"

BUILDING DESCRIPTION:                   A twenty-one story, Class A office
                                        building located at 950 Tower Lane as
                                        outlined in blue on Exhibit "B4"

PREMISES:                               Approximately 33,376 rentable square
                                        feet located at 950 Tower Lane, Suites
                                        400, 500 and 860 as outlined in red on
                                        Exhibits "B1-B3"

PERMITTED USE:                          General office and non-retail sales of
                                        Tenant's product

OCCUPANCY DENSITY:                      5/1,000 rentable square feet

PARKING DENSITY:                        3.3/1,000 rentable square feet

PARKING AND PARKING CHARGE:             110 non-exclusive spaces at $0 per
                                        space/per month

SCHEDULED TERM COMMENCEMENT DATE:       Thirty (30) days after delivery of the
                                        Premises to Tenant

SCHEDULED LENGTH OF TERM:               72 Months (6 Years)

SCHEDULED TERM EXPIRATION DATE:         March 31, 2006

RENT:

     BASE RENT:                         $112,143.36 per month
                                        (subject to adjustment as provided in
                                        Paragraph 40 hereof)

     ESTIMATED FIRST YEAR
     OPERATING EXPENSES:                $28,302,85 per month

SECURITY DEPOSIT:                       $136,439.54

TENANT'S PROPORTIONATE SHARE:

     OF BUILDING:                       8.60%

     OF PROJECT:                        4.97%

The foregoing Basic Lease Information is incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information above and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of any conflict between the Basic Lease Information and the Lease, the latter shall control.

LANDLORD                                  TENANT

Spieker Properties, L.P.,                 Hyperion Solutions Corporation,
a California limited partnership          a Delaware corporation

By: Spieker Properties, Inc.,
a Maryland corporation,                   By: /s/ DAVID WEINBERG
its general partner                           ----------------------------
                                              David Weinberg
                                              Vice President
By: /s/ NANCY GILLE
    ----------------------------
    Nancy B. Gille
    Vice President

                               TABLE OF CONTENTS

                                                                            Page
    Basic Lease Information .................................................. 1
    Table of Contents ........................................................ 2
1.  Premises ................................................................. 3
2.  Possession and Lease Commencement ........................................ 3
3.  Term ..................................................................... 3
4.  Use ...................................................................... 3
5.  Rules and Regulations .................................................... 5
6.  Rent ..................................................................... 5
7.  Operating Expenses ....................................................... 5
8.  Insurance and Indemnification ............................................ 7
9.  Waiver of Subrogation .................................................... 8
10. Landlord's Repairs and Maintenance ....................................... 9
11. Tenant's Repairs and Maintenance ......................................... 9
12. Alterations .............................................................. 9
13. Signs ................................................................... 10
14. Inspection/Posting Notices .............................................. 10
15. Services and Utilities .................................................. 10
16. Subordination ........................................................... 11
17. Financial Statements .................................................... 11
18. Estoppel Certificate .................................................... 11
19. Security Deposit ........................................................ 12
20. Limitation of Tenant's Remedies ......................................... 12
21. Assignment and Subletting ............................................... 12
22. Authority of Tenant ..................................................... 13
23. Condemnation ............................................................ 13
24. Casualty Damage ......................................................... 14
25. Holding Over ............................................................ 14
26. Default ................................................................. 15
27. Liens ................................................................... 16
28. Substitution ............................................................ 16
29. Transfers by Landlord ................................................... 16
30. Right of Landlord to Perform Tenant's Covenants ......................... 16
31. Waiver .................................................................. 17
32. Notices ................................................................. 17
33. Attorney's Fees ......................................................... 17
34. Successors and Assigns .................................................. 17
35. Force Majeure ........................................................... 17
36. Surrender of Premises ................................................... 17
37. Parking ................................................................. 17
38. Miscellaneous ........................................................... 18
39. Ground Lease ............................................................ 19
40. Additional Provisions ................................................... 19
41. Option to Renew ......................................................... 19
42. Right of First Offer .................................................... 20
43. Early Possession ........................................................ 20
44. Tenant Improvements ..................................................... 20
45. Occupancy ............................................................... 21
46. Jury Trial Waiver ....................................................... 21
    Signatures .............................................................. 21




Exhibits:
    Exhibit A ............................................ Rules and Regulations
    Exhibit B1-B4 .............................. Site Plan, Property Description
    Exhibit C ............................................... Building Standards
    Exhibits D1-D3 ............................ Site Plans for Expansion options
    Additional Exhibits as Required

                                     LEASE

THIS LEASE is made as of the 15th day of December, 1999 by and between Spieker Properties, L.P., a California limited partnership (hereinafter called "LANDLORD"), and Hyperion Solutions Corporation, a Delaware corporation (hereinafter called "TENANT")

                                  1.  PREMISES

     Landlord leases to Tenant and Tenant leases from Landlord, upon the terms and conditions hereinafter set forth, those premises (the "PREMISES") outlines in red on EXHIBIT B1-B3 and described in the Basic Lease Information. The Premises shall be all or part of a building (the "BUILDING") and of a project (the "PROJECT"), which may consist of more than one building and additional facilities, as described in the Basic Lease Information. The Building and Project are outlined by blue and green respectively on EXHIBIT B4. Landlord and Tenant acknowledge that physical changes may occur from time to time in the Premises, Building or Project, and that the number of buildings and additional facilities which constitute the Project may change from time to time, which may result in an adjustment in Tenant's Proportionate Share, as defined in the Basic Lease Information, as provided in Paragraph 7.A.

                     2.  POSSESSION AND LEASE COMMENCEMENT

A. EXISTING IMPROVEMENTS. If this Lease pertains to a Premises in which the interior improvements have already been constructed ("EXISTING IMPROVEMENTS"), the provisions of this Paragraph 2.A. shall apply and the term commencement date ("TERM COMMENCEMENT DATE") shall be the earlier of the date on which: (1) Tenant takes possession of some or all of the Premises; or (2) Landlord notifies Tenant that Tenant may occupy the Premises. If for any reason Landlord cannot deliver possession of the Premises to Tenant on the scheduled Term Commencement Date, Landlord shall not be subject to any liability therefor, nor shall Landlord be in default hereunder nor shall such failure affect the validity of this Lease, and Tenant agrees to accept possession of the Premises at such time as Landlord is able to deliver the same, which date shall then be deemed the Term Commencement Date. Tenant shall not be liable for any Rent (defined below) for any period prior to the Term Commencement Date. Tenant acknowledges that Tenant has inspected and accepts the Premises in their present condition, "as is," and as suitable for, the Permitted Use (as defined below), and for Tenant's intended operations in the Premises. Tenant agrees that the Premises and other improvements are in good and satisfactory condition as of when possession was taken. Tenant further acknowledges that no representations as to the condition or repair of the Premises nor promises to alter, remodel or improve the Premises have been made by Landlord or any agents of Landlord unless such are expressly set forth in this Lease. Upon Landlord's request, Tenant shall promptly execute and return to Landlord a "Start-Up Letter" in which Tenant shall agree, among other things, to acceptance of the Premises and to the determination of the Term Commencement Date, in accordance with the terms of this Lease, but Tenant's failure or refusal to do so shall not negate Tenant's acceptance of the Premises or affect determination of the Term Commencement Date.

B. CONSTRUCTION OF IMPROVEMENTS. If this Lease pertains to a Building to be constructed or improvements to be constructed within a Building, the provisions of this Paragraph 2.B. shall apply in lieu of the provisions of Paragraph 2.A. above and the term commencement date ("TERM COMMENCEMENT DATE") shall be thirty
(30) days after delivery of the fifth floor portion of the Premises (Suite 500) to Tenant ??? being acknowledged by Landlord and Tenant that Tenant is currently in possession of the fourth floor portion of the Premises (Suite 400) and the eighth floor portion of the Premises (Suite 860) under Tenant's Lease dated March 15, 1995, as amended by Lease Amendment dated September 21, 1998 and by Lease Amendment Number Two of even date herewith (as amended, the "EXISTING LEASE"). If for any reason Landlord cannot deliver possession of the Premises to Tenant on the scheduled Term Commencement Date, Landlord shall not be subject to any liability therefor, nor shall Landlord be in default hereunder nor shall such failure affect the validity of this Lease, and Tenant agrees to accept possession of the Premises at such time as Landlord delivers to Tenant possession of the fifth floor portion of the Premises, which date shall then be deemed the Term Commencement Date. Tenant shall not be liable for any Rent for any period prior to the Term Commencement Date (but without affecting any obligations of Tenant under any improvement agreement appended to this Lease). In the event of any dispute as to substantial completion of work performed or required to be performed by Landlord, the certificate of Landlord's architect or general contractor shall be conclusive. Substantial completion shall have occurred notwithstanding Tenant's submission of a punchlist to Landlord, which Tenant shall submit, if at all, within three (3) business days after the Term Commencement Date or otherwise in accordance with any improvement agreement appended to this Lease. Upon Landlord's request, Tenant shall promptly execute and return to Landlord a "Start-Up Letter" in which Tenant shall agree, among other things, to acceptance of the Premises and to the determination of the Term Commencement date, in accordance with the terms of this Lease, but Tenant's failure or refusal to do so shall not negate Tenant's acceptance of the Premises or affect determination of the term Commencement Date.

                                    3.  TERM

     The term of this Lease (the "TERM") shall commence on the Term Commencement Date and continue in full force and effect for the number of months specified as the Length of Term in the Basic Lease Information or until this Lease is terminated as otherwise provided herein. If the Term Commencement Date is a date other than the first day of the calendar month, the Term shall be the number of months of the Length of Term in addition to the remainder of the calendar month following the Term Commencement Date.

                                    4.  USE

A. GENERAL. Tenant shall use the premises for the permitted use specified in the Basic Lease Information ("PERMITTED USE") and for no other use or purpose. Tenant shall control Tenant's employees, agents, customers, visitors, invitees, licensees, contractors, assignees and subtenants (collectively, "TENANT'S PARTIES") in such a manner that the Tenant and Tenant's Parties cumulatively do not exceed the occupant density (the "OCCUPANCY DENSITY") or the parking density (the "PARKING DENSITY") specified in the Basic Lease Information at any time. Tenant shall pay the Parking Charge specified in the Basic Lease Information as Additional Rent (as hereinafter defined) hereunder. So long as Tenant and/or Tenant's parties is/are occupying the Premises, Tenant and tenant's Parties shall have the nonexclusive right to use, in common with other parties occupying the Building or Project, the parking areas, driveways and other common areas of the Building and Project, subject to the terms of this Lease and such rules and regulations as Landlord may from time to time prescribe. Landlord reserves the right, without notice or liability to Tenant, and without the same constituting an actual or constructive eviction, to alter or modify the common areas from time to time, including the location and configuration thereof, and the amenities and facilities which Landlord may determine to provide from time to time, so long as such alteration or modification does not have a material adverse affect or cause a material decrease in the Building's amenities or common areas which exist as of the Term Commencement Date.

B. LIMITATIONS. Tenant shall not permit any odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises or from any portion of the common areas as a result of Tenant's or any Tenant's Party's use thereof, nor take any action which would constitute a nuisance or would disturb, obstruct or endanger any other tenants or occupants of the Building or Project of elsewhere, or interfere with their use of their respective premises or common areas. Storage outside the Premises of materials, vehicles or any other items is prohibited. Tenant shall not use or allow the Premises to be used for any immoral, improper or unlawful purpose, nor shall Tenant cause or maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises. Tenant shall not allow any sale by auction upon the Premises, or place any loads upon the floors, walls or ceilings which could endanger the structure, or place any harmful substances in the drainage system of the Building or project. No waste materials or refuse shall be dumped upon or permitted to remain outside the Premises. Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Building or Project with any of the above-referenced rule or any other terms or provisions of such tenants's or occupant's lease or other contract.

C. COMPLIANCE WITH REGULATIONS. By entering the Premises, Tenant accepts the Premises in the condition existing as of the date of such entry. Tenant shall at its sole cost and expense strictly comply with all existing or future applicable municipal, state and federal and other governmental statutes, rules, requirements, regulations, laws and ordinances, including zoning ordinances and regulations, and covenants, easements and restrictions of record governing and relating to the use, occupancy or possession of the Premises, to Tenant's use of the common areas, or to the use, storage, generation or disposal of Hazardous Materials (hereinafter defined) (collectively "REGULATIONS"). To the extent that the Regulations require that improvements and alterations be made to the Premises, the Building or the Common Areas in order to cause same to comply with the Regulations and such improvements and alterations are not Tenant's responsibility. Landlord may treat costs of such compliance with respect to the Premises, the Building and Common Areas as an Operating Expense as provided under Paragraph 7.A. Tenant shall at its sole cost and expense obtain any and all licenses or permits necessary for Tenant's use of the Premises. Tenant shall at its sole cost and expense promptly comply with the requirements of any board of fire underwriters or other similar body now or hereafter constituted. Tenant shall not do or permit anything to be done in, on, under or about the Project or bring or keep anything which will in any way increase the rate of any insurance upon the Premises, Building or Project or upon any contents therein or cause a cancellation of said insurance or otherwise affect said insurance in any manner. Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect and hold Landlord harmless from and against any loss, cost, expense, damage, attorneys' fees or liability arising out of the failure of Tenant to comply with any Regulation. Tenant's obligations pursuant to the foregoing indemnity shall survive the expiration or earlier termination of this Lease with respect to matters first arising or occurring prior to the expiration or termination of this Lease.

D. Tenant shall have the sole responsibility for complying, at Tenant's cost, with any ad all provisions of the Americans with Disabilities Act of 1990, as it has been and may later be amended ("ADA"), (i) with respect to the Premises and the common areas of the Project where such compliance has been brought about by (A) any Tenant Improvements or Alterations to the Premises or to the common areas made by or on behalf of Tenant, whether by Landlord or otherwise, and whether performed before or after the Term Commencement Date; (B) requirements of Tenant's employees, or any changes to Tenant's use of the Premises; or (C) any architectural barriers caused by Tenant's installation of any equipment, fixtures, furniture, or other personal property in or about the Premises (collectively, "TENANT'S ADA RESPONSIBILITIES"). Tenant shall indemnify, defend and hold Landlord, its agents and employees harmless from and against any and all claims, damages, or liabilities (including, without limitation, reasonable attorneys' fees and costs) arising directly or indirectly from Tenant's failure to satisfy any of Tenant's ADA Responsibilities. Landlord shall indemnify, defend and hold Tenant, its agents and employees harmless from and against any and all claims, damages or liabilities arising directly or indirectly from Landlord's failure to comply with any obligations of a landlord under the ADA, other than such claims, damages or liabilities arising from Tenant's failure to satisfy any of Tenant's ADA Responsibilities; provided, however, that Landlord may treat costs of ADA compliance with respect to the common areas of the Project to the extent incurred after the Term Commencement Date as an Operating Expense provided under Paragraph 7.A.

E. Except for Tenant's obligations under Paragraph C and D above, Landlord shall be responsible for complying with Regulations (including the ADA) pertaining to the common areas of the Project prior to and except to the extent arising out of Tenant's occupancy or use of the premises or common areas or construction of any Tenant Improvements or Alterations made by or on behalf of Tenant, whether by Landlord or otherwise and whether performed before or after the Term Commencement Date, or installation of any equipment, fixtures, furniture or other personal property in or about the Premises; provided, however, that Landlord may treat costs of such compliance as an Operating Expense as and to the extent provided under Paragraph 7.A.

F. HAZARDOUS MATERIALS. As used in this Lease, "HAZARDOUS MATERIALS" shall include, but not be limited to, hazardous, toxic and radioactive materials and those substances defined as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or other similar designations in any Regulation. Tenant shall not cause, or allow any of Tenant's Parties to cause, any Hazardous Materials to be handled, used generated, stored, released or disposed of in, on under or about the Premises, the Building or the Project or surrounding land or environment in violation of any Regulations. Tenant must obtain Landlord's written consent prior to the introduction of any Hazardous Materials onto the Project. Notwithstanding the foregoing, Tenant may handle, store, use and dispose of product containing small quantities of Hazardous Materials for "general office purposes" (such as toner for copiers) to the extent customary and necessary for the Permitted Use of the Premises; provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building, or Project or surrounding land or environment. Tenant shall use its best efforts to immediately notify Landlord in writing of any Hazardous Materials' contamination of any portion of the Project of which Tenant becomes aware, whether or not caused by Tenant. Landlord shall have the right at all reasonable times to inspect the Premises and to conduct tests and investigations to determine whether Tenant is in compliance with the foregoing provisions. Tenant shall reimburse Landlord for the costs of any such inspection, test and investigation that discloses contamination for which Tenant is liable or if Landlord had reason to believe contamination may have occurred. Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect and hold Landlord harmless from and against any and all claims, liabilities, losses, costs, loss of rents, liens, damages, injuries or expenses (including attorneys' and consultants' fees and court costs), demands, causes of action, or judgments directly or indirectly arising out of or related to the use, generation, storage, release, or disposal of Hazardous Materials by Tenant or any of Tenant's Parties in, on, under or about the Premises, the Building or the Project or surrounding land or environment, which indemnity shall include without limitation, damages for personal or bodily injury, property damage, damage to the environment or natural resources occurring on or off the Premises, losses attributable to diminution in value or adverse effects on marketability, the cost of any investigation, monitoring, government oversight, repair, removal, remediation, restoration, abatement, and disposal, and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the expiration or earlier termination of this Lease. Neither the consent by Landlord to the use, generation, storage, release or disposal of Hazardous Materials nor the strict compliance by Tenant with all laws pertaining to Hazardous Materials shall excuse Tenant from Tenant's obligation of indemnification pursuant to this Paragraph 4.D. Tenant's obligations pursuant to the foregoing indemnity shall survive the expiration or earlier termination if this Lease with respect to matters first arising or occurring prior to the expiration or termination of this Lease.

                           5.  RULES AND REGULATIONS

     Tenant shall faithfully observe and comply with the building rules and regulations attached hereto as Exhibit A and any other rules and regulations and any modifications or additions thereto which Landlord may from time to time prescribe in writing for the purpose of maintaining the proper care, cleanliness, safety, traffic flow and general order of the Premises or the Building or Project. Tenant shall cause Tenant's Parties to comply with such rules and regulations. Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Building or Project with any of such rules and regulations, any other tenant's or occupant's lease of any Regulations; provided, however, Landlord shall use commercially reasonable efforts to uniformly apply the Rules and Regulations to all tenants of the Building.

                                    6.  RENT

A. BASE RENT. Tenant shall pay to Landlord and Landlord shall receive, without notice or demand throughout the Term, Base Rent as specified in the Basic Lease Information, payable in monthly installments in advance on or before the first day of each calendar month, in lawful money of the United States, without deduction or offset whatsoever, at the Remittance Address specified in the Basic Lease Information or to such other place as Landlord may from time to time designate in writing. Base Rent for the first full month of the Term shall be paid by Tenant upon Tenant's execution of this Lease. If the obligation for payment of Base Rent commences on a day other than the first day of a month, then Base Rent shall be prorated and the prorated installment shall be paid on the first day of the calendar month next succeeding the Term Commencement Date. The Base Rent payable by Tenant hereunder is subject to adjustment as provided elsewhere in this Lease, as applicable. As used herein, the term "Base Rent" shall mean the Base Rent specified in the Basic Lease Information as it may be so adjusted from time to time.

B. ADDITIONAL RENT. All monies other than Base Rent required to be paid by Tenant hereunder, including, but not limited to Tenant's Proportionate Share of Operating Expenses, as specified in Paragraph 7 of this Lease, charges to be paid by Tenant under Paragraph 15, the interest and late charge described in Paragraphs 26.C. and D., and any monies spent by Landlord pursuant to Paragraph 30, shall be considered additional rent ("ADDITIONAL RENT"). "RENT" shall mean Base Rent and Additional Rent.

                             7.  OPERATING EXPENSES

A. OPERATING EXPENSES. In addition to the Base Rent required to be paid hereunder, Tenant shall pay as Additional Rent, Tenant's Proportionate share of the Building and/or Project (as applicable), as defined in the Basic Lease Information, of Operating Expenses (defined below) in the manner set forth below. Tenant shall pay the applicable Tenant's Proportionate Share of each such Operating Expenses. Landlord and Tenant acknowledge that if the number of buildings which constitute the Project increases or decreases, or if physical changes are made to the Premises, Building or Project or the configuration of any thereof, Landlord may at its discretion reasonably adjust Tenant's Proportionate Share of the Building or Project to reflect the change. Landlord's determination of Tenant's Proportionate Share of the Building and of the Project shall be conclusive so long as it is reasonably and consistently applied. "OPERATING EXPENSES" shall mean all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay, because of or in connection with the ownership, management, maintenance, repair, preservation, replacement and operation of the Building or project and its supporting facilities and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary or desirable to the Building and/or Project (as determined in a reasonable manner) other than those expenses and costs which are specifically attributable to Tenant or which are expressly made the financial responsibility of Landlord or specific tenants of the Building or Project pursuant to this Lease. Operating Expenses shall include, but are not limited to, the following:

      (1) TAXES. All real property taxes and assessments, possessory interest taxes, sales taxes, personal property taxes, business or license taxes or fees, gross receipts taxes, service payments in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit charges, and other impositions, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind (including fees "in-lieu" of any such tax or assessment) which are now or hereafter assessed, levied, charged, confirmed, or imposed by any public authority upon the Building or Project, its operations or the Rent (or any portion or component thereof), or any tax, assessment or fee imposed in substitution, partially or totally, of any of the above. Operating Expenses shall also include any taxes, assessments, reassessments, or other fees or impositions with respect to the development, leasing, management, maintenance, alteration, repair, use or occupancy of the Premises, Building, or Project or any portion thereof, including, without limitation, by or for Tenant, and all increases therein or reassessments thereof whether the increases or reassessments result from increased rate and/or valuation (whether upon a transfer of the Building or Project or any portion thereof or any interest therein or for any other reason). Operating Expenses shall not include inheritance or estate taxes imposed upon or assessed against the interest of any person in the Project, or taxes computed upon the basis of the net income of any owners of any interest in the Project. If it shall not be lawful for Tenant to reimburse Landlord for all or any part of such taxes. the monthly rental payable to Landlord under this Lease shall be revised to net Landlord the same net rental after imposition of any such taxes by Landlord as would have been payable to Landlord prior to the payment of any such taxes.

      (2) INSURANCE. All insurance premiums and costs, including, but not limited to, any deductible amounts paid by Landlord, premiums and other costs of insurance incurred by Landlord, including for the insurance coverage set forth in Paragraph 8.A. herein.

      (3)   COMMON AREA MAINTENANCE.

            (a) Repairs, replacements, and general maintenance of and for the Building and Project and public and common areas and facilities of and comprising the Building and Project (collectively, the "COMMON AREAS"), including, but not limited to, the roof and roof membrane, windows, elevators, restrooms, conference rooms, health club facilities, lobbies, mezzanines, balconies, mechanical rooms, building exteriors, alarm systems, pest extermination, landscaped areas, parking and service areas, driveways, sidewalks, loading areas, fire sprinkler systems, sanitary and storm sewer lines, utility services, heating/ventilation/air conditioning systems, electrical, mechanical or other systems (collectively the "BUILDING SYSTEMS"), telephone equipment and wiring servicing, plumbing, lighting, and any other items or areas which affect the operation of appearance of the Building or Project, which determination shall be at the Landlord's discretion, except for: those items expressly made the financial responsibility of Landlord pursuant to Paragraph 10 hereof; those items to the extent paid for by the proceeds of insurance; and those items attributable solely or jointly to specific tenants of the Building or Project.

            (b) Repairs, replacements, and general maintenance shall include the cost of any capital improvements made to or capital assets acquired for the Project or Building that in Landlord's discretion may reduce any other Operating Expenses, including present or future repair work, are reasonably necessary for the health and safety of the occupants of the Building or Project, or are required to comply with any Regulation, such costs or allocable portions thereof to be amortized over such reasonable period as Landlord shall determine, which is in accordance with generally accepted accounting principles, together with interest on the unamortized balance at the publicly announced "prime rate" charged by Wells Fargo Bank, N.A. (San Francisco) or its successor at the time such improvements or capital assets are constructed or acquired, plus two (2) percentage points, or in the absence of such prime rate, then at the U.S. Treasury six-month market note (or bond, if so designated) rate as published by any national financial publication selected by Landlord, plus four (4) percentage points, but in no event more than the maximum rate permitted by law, plus reasonable financing charges.

            (c) Payment under or for any easement, license, permit, operating agreement, declaration, restrictive covenant or instrument relating to the Building or Project.

            (d) All expenses and rental related to services and costs of supplies, materials and equipment used in operating, managing and maintaining the Premises, Building and Project, the equipment therein and the adjacent sidewalks, driveways, parking and service areas, including, without limitation, expenses related to service agreements regarding security, fire and other alarm systems, janitorial services, window cleaning, elevator maintenance, Building exterior maintenance, landscaping and expenses related to the administration, management and operation of the Project, including without limitation salaries, wages and benefits and management office rent.

            (e) The cost of supplying any services and utilities which benefit all or a portion of the Premises, Building or Project, including without limitation services and utilities provided pursuant to Paragraph 15 hereof.

            (f) Legal expenses and the cost of audits by certified public accountants; provided, however, that legal expenses chargeable as Operating Expenses shall not include the cost of negotiating leases, collecting rents, evicting tenants nor shall it include costs incurred in legal proceedings with or against any tenant or to enforce the provisions of any lease.

            (g) A management and accounting cost recovery fee equal to five percent (5%) of the sum of the Project's base rents and Operating Expenses (other than such management and accounting fee).

If the rentable area of the Building and/or Project is not fully occupied during any fiscal year of the Term as determined by Landlord, an adjustment may be made in Landlord's discretion in computing the Operating Expenses for such year so that Tenant pays an equitable portion of all variable items (e.g., utilities, janitorial services and other component expenses that are affected by variations in occupancy levels) of Operating Expenses, as reasonably determined by Landlord; provided, however, that in no event shall Landlord be entitled to collect in excess of one hundred percent (100%) of the total Operating Expenses from all of the tenants in the Building or Project, as the case may be.

Operating Expenses shall not include the cost of providing tenant improvements or other specific costs incurred for the account of, separately billed to and paid by specific tenants of the Building or Project, the initial construction cost of the Building, or debt service on any mortgage or deed of trust recorded with respect to the Project other than pursuant to Paragraph 7.A.(3)(b) above. Notwithstanding anything herein to the contrary, in any instance wherein Landlord, in Landlord's reasonable discretion, deems Tenant to be responsible for any amounts greater than Tenant's Proportionate Share, Landlord shall have the right to allocate costs in any manner Landlord deems appropriate.

In addition, notwithstanding anything in the definition of Operating Expenses in this Lease to the contrary, Operating Expenses shall not include the following, except to the extent specifically provided:

(i)    Any ground lease rental;

(ii) Costs of capital improvements, replacements or equipment and any depreciation or amortization expenses thereon, except to the extent included in Operating Expenses in Paragraph 7.A. of this Lease;

(iii) Rentals for items (except when needed in connection with normal repairs and maintenance of permanent systems) which if purchased, rather than rented, would constitute a capital improvement which is specifically excluded in clause (ii) above (excluding, however, equipment not affixed to the Building or Project which is used in providing janitorial or similar services);

(iv) Costs incurred by Landlord for the repair of damage to the Building or Project excluding a reasonable deductible not to exceed one Dollar ($1.00) per square foot of the Building;

(v) Costs, including permit, license and inspection costs, incurred with respect to the installation of tenant or other occupant improvements made for tenants or other occupants in the building or the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for or the premises of other tenants or other occupants of the Building;

(vi) Marketing costs, including leasing commissions, attorneys' fees in connection with the negotiation and preparation or enforcement of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease, and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building or the Project;

(vii) Costs incurred by Landlord due to the violation by Landlord of the terms and conditions of any lease of space in the Building or the Project;

(viii) Except to the extent included in Operating Expenses in Paragraph 7.A.(3) above, interest, principal, points and fees on debt or amortization payments on any mortgage or deed of trust or any other debt instrument encumbering the Building or Project or the land on which the Building or Project is situated and expenses incurred in connection with the consummation of any financing or refinancing of the Project;

(ix) Except for making repairs or keeping permanent systems in operation while repairs are being made, rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except equipment not affixed to the Building or Project which is used in providing janitorial or similar services;

(x)    Advertising and promotional expenditures;

(xi) Costs incurred in connection with upgrading the Building or Project to comply with disability, life, fire and safety codes enacted prior to the Term Commencement Date;

(xii) Interest, fines or penalties incurred as a result of Landlord's failure to make payments when due unless such failure is commercially reasonable under the circumstances;

(xiii)  Costs arising from Landlord's charitable or political contributions;

(xiv) The depreciation of the Building and other real property structures in the Project;

(xv) Landlord's general corporate overhead and general administrative expenses not related to the operation of the Building or the Project, except as specifically set forth in Paragraph 7.A. of this Lease;

(xvi) Attorney's fees, accounting fees and other expenditures incurred in connection with negotiations, disputes and claim of other tenant or occupants of the Building or Project or with other third parties, except as specifically otherwise provided in the Lease.

(xvii) Costs related to governmental compliance in connection with those parts of the Building or Project that Landlord is responsible for maintaining and repairing pursuant to Paragraph 10;

(xviii) Costs incurred for hazardous material remediation and clean up caused by those other than Tenant and Tenant's Parties.

The above enumeration of services and facilities shall not be deemed to impose an obligation on Landlord to make available or provide such services or facilities except to the extent if any that Landlord has specifically agreed elsewhere in this Lease to make the same available or provide the same. Without limiting the generality of the foregoing, Tenant acknowledges and agrees that it shall be responsible for providing adequate security for its use of the Premises, the Building and the Project and that Landlord shall have no obligation or liability with respect thereto, except to the extent if any that Landlord has specifically agreed elsewhere in this Lease to provide the same.

B. PAYMENT OF ESTIMATED OPERATING EXPENSES. "ESTIMATED OPERATING EXPENSES" for any particular year shall mean Landlord's estimate of the Operating Expenses for such fiscal year made with respect to such fiscal year as hereinafter provided. Landlord shall have the right from time to time to revise its fiscal year and interim accounting periods so long as the periods as so revised are reconciled with prior periods in a reasonable manner. During the last month of each fiscal year during the Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of the Estimated Operating Expenses for the ensuing fiscal year. Tenant shall pay Tenant's Proportionate Share of the Estimated Operating Expenses with installments of Base Rent for the fiscal year to which the Estimated Operating Expenses applies in monthly installments on the first day of each calendar month during such year, in advance. Such payment shall be construed to be Additional Rent for all purposes hereunder. If at any time during the course of the fiscal year, Landlord determines that Operating Expenses are projected to vary from the then Estimated Operating Expenses by more than five percent (5%), Landlord may, by written notice to Tenant, revise the Estimated Operating Expenses for the balance of such fiscal year, and Tenant's monthly installments for the remainder of such year shall be adjusted so that by the end of such fiscal year Tenant has paid to Landlord Tenant's Proportionate Share of the revised Estimate Operating Expenses for such year, such revised installment amounts to be Additional Rent for all purposes hereunder.

C. COMPUTATION OF OPERATING EXPENSE ADJUSTMENT. "OPERATING EXPENSE ADJUSTMENT" shall mean the difference between Estimated Operating Expenses and actual Operating Expenses for any fiscal year determined as hereinafter provided. Within one hundred twenty (120) days after the end of each fiscal year, or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement of actual Operating Expenses for the fiscal year just ended, accompanied by a computation of Operating Expense Adjustment. If such statement shows that Tenant's payment based upon Estimated Operating Expenses is less that Tenant's Proportionate Share of Operating Expenses, then Tenant shall pay to Landlord the difference within twenty (20) days after receipt of such statement, such payment to constitute Additional Rent for all purposes hereunder. If such statement shows that Tenant's payments of Estimated Operating Expenses exceed Tenant's Proportionate Share of Operating Expenses, then (provided that Tenant is not in default under this Lease) Landlord shall pay to Tenant the difference within twenty (20) days after delivery of such statement to Tenant. If this Lease has been terminated or the Term hereof has expired prior to the date of such statement, then the Operating Expense Adjustment shall be paid by the appropriate party within twenty (20) days after the date of delivery of the statement. Should this Lease commence or terminate at any time other than the first day of the fiscal year, Tenant's Proportionate Share of the Operating Adjustment shall be prorated based on a month of 30 days and the number of calendar months during such fiscal year that this Lease is in effect. Notwithstanding anything to the contrary contained in Paragraph 7.A or 7.B, Landlord's failure to provide any notices or statements within the time periods specified in those paragraphs shall in no way excuse Tenant from its obligation to pay Tenant's Proportionate Share of Operating Expenses.

D. NET LEASE. This shall be a triple net Lease and Base Rent shall be paid to Landlord absolutely net of all costs and expenses, except as specifically provided to the contrary in this Lease. The provisions for payment of Operating Expenses and the Operating Expense Adjustment are intended to pass on to Tenant and reimburse Landlord for all costs and expenses of the nature described in Paragraph 7.A. incurred in connection with the ownership, management, maintenance, repair, preservation, replacement and operation of the Building and/or Project and its supporting facilities and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary or desirable to the Building and/or Project.

E. TENANT AUDIT. If Tenant shall dispute the amount set forth in any statement provided by Landlord under Paragraph 7.B. or 7.C. above, Tenant shall have the right, not later than forty-five (45) days following receipt of such statement and upon the condition that Tenant shall first deposit with Landlord the full amount in dispute, to cause Landlord's books and records with respect to Operating Expenses for such fiscal year to be audited by certified public accountants selected by Tenant and subject to Landlord's reasonable right of approval. The Operating Expense Adjustment shall be appropriately adjusted on the basis of such audit. If such audit discloses a liability for a refund in excess of ten percent (10%) of Tenant's Proportionate Share of the Operating Expenses previously reported, the cost of such audit shall be borne by Landlord; otherwise the cost of such audit shall be paid by Tenant. If Tenant shall not request an audit in accordance with the provisions of this Paragraph 7.E. within forty-five (45) days after receipt of Landlord's statement provided pursuant to Paragraph 7.B. or 7.C., such statement shall be final and binding for all purposes hereof.

                       8.  INSURANCE AND INDEMNIFICATION

A. LANDLORD'S INSURANCE. All insurance maintained by Landlord shall be for the sole benefit of Landlord and under Landlord's sole control.

        (1) PROPERTY INSURANCE. Landlord agrees to maintain property insurance insuring the Building against damage or destruction due to risk including fire, vandalism, and malicious mischief in an amount not less than the replacement cost thereof, in the form and with deductibles and endorsements as selected by Landlord. At its election, Landlord may instead (but shall have no obligation to) obtain "All Risk" coverage, and may also obtain earthquake, pollution, and/or flood insurance in amounts selected by Landlord.

      (2) OPTIONAL INSURANCE. Landlord, at Landlord's option, may also (but shall have not obligation to) carry insurance against loss of rent, in an amount equal to the amount of Base Rent and Additional Rent that Landlord could be required to abate to all Building tenants in the event of condemnation or casualty damage for a period of twelve (12) months. Landlord may also (but shall have no obligation to) carry such other insurance as Landlord may deem prudent or advisable, including, without limitation, liability insurance in such amounts and on such terms as Landlord shall determine. Landlord shall not be obligated to insure, and shall have no responsibility whatsoever for any damage to, any furniture, machinery, goods, inventory or supplies, or other personal property or fixtures which Tenant may keep or maintain in the Premises, or any leasehold improvements, additions or alterations within the Premises.

B.    TENANT'S INSURANCE.

      (1) PROPERTY INSURANCE. Tenant shall procure at Tenant's sole cost and expense and keep in effect from the date of this Lease and at all times until the end of the Term, insurance on all personal property and fixtures of Tenant and all improvements, additions or alterations made by or for Tenant to the Premises on an "All Risk" basis, insuring such property for the full replacement value of such property.

      (2) LIABILITY INSURANCE. Tenant shall procure at Tenant's sole cost and expense and keep in effect from the date of this Lease and at all times until the end of the Term Commercial General Liability insurance covering bodily injury and property damage liability occurring in or about the Premises or arising out of the use and occupancy of the Premises and the Project, and any part of either, and any areas adjacent thereto, and the business operated by Tenant or by any other occupant of the Premises. Such insurance shall include contractual liability insurance coverage insuring all of Tenants's indemnity obligations under this Lease. Such coverage shall have a minimum combined single limit of liability of at least Two Million Dollars ($2,000,000.00), and a minimum general aggregate limit of Three Million Dollars ($3,000,000.00), with an "Additional Insured ?? Managers or Lessors of Premises Endorsement." All such policies shall be written to apply to all bodily injury (including death), property damage or loss, personal and advertising injury and other covered loss, however occasioned, occurring during the policy term, shall be endorsed to add Landlord and any party holding an interest to which this Lease may be subordinated as an additional insured, and shall provide that such coverage shall be "PRIMARY" and non-contributing with any insurance maintained by Landlord, which shall be excess insurance only. Such coverage shall also contain endorsements including employees as additional insureds if not covered by Tenant's Commercial General Liability Insurance. All such insurance shall provide for the severability of interests of insureds: and shall be written on an "OCCURRENCE" basis, which shall afford coverage for all claims based on acts, omissions, injury and damage, which occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period.

      (3) WORKERS' COMPENSATION AND EMPLOYERS' LIABILITY INSURANCE. Tenant shall carry Workers' Compensation Insurance as required by any Regulation, throughout the Term at Tenant's sole cost and expense. Tenant shall also carry Employers' Liability Insurance in amounts not less than One Million Dollars ($1,000,000) each accident for bodily injury by accident; One Million Dollars ($1,000,000) policy limit for bodily injury by disease; and One Million Dollars ($1,000,000) each employee for bodily injury by disease, throughout the Term at Tenant's sole cost and expense.

      (4) GENERAL INSURANCE REQUIREMENTS. All coverages described in this Paragraph 8.B. shall be endorsed to (i) provide Landlord with thirty (30) days' notice of cancellation or change in terms; and (ii) waive all rights of subrogation by the insurance carrier against Landlord. If at any time during the Term the amount or coverage of insurance which Tenant is required to carry under this Paragraph 8.B. is, in Landlord's reasonable judgment, materially less than the amount or type of insurance coverage typically carried by owners or tenants of properties located in the general area in which the Premises are located which are similar to and operated for similar purposes as the Premises or if Tenant's use of the Premises should change with or without Landlord's consent, Landlord shall have the right to require Tenant to increase the amount or change the types of insurance coverage required under this Paragraph 8.B. All insurance policies required to be carried by Tenant under this Lease shall be written by companies rated A X or better in "Best's Insurance Guide" and authorized to do business in the State of California. In any event deductible amounts under all insurance policies required to be carried by Tenant under this Lease shall not exceed Ten Thousand Dollars ($10,000.00) per occurrence. Tenant shall deliver to Landlord on or before the Term Commencement Date, and thereafter at least thirty (30) days before the expiration dates of the expired policies, copies of Tenant's insurance certificate evidencing the same issued by the insurer thereunder; and, if Tenant shall fail to procure such insurance, or to deliver such certificates, Landlord may, at Landlord's option and in addition to Landlord's other remedies in the event of a default by Tenant hereunder, procure the same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent.

C. INDEMNIFICATION. Tenant shall indemnify, defend by counsel reasonably acceptable to Landlord, protect and hold Landlord harmless from and against any and all claims, liabilities, losses, costs, loss of rents, liens, damages, injuries or expenses, including reasonable attorneys' and consultants' fees and court costs, demands, causes of action, or judgments, directly or indirectly arising out of or related to: (1) claims of injury to or death of persons or damage to property occurring or resulting directly or indirectly from the use or occupancy of the Premises, Building or Project by Tenant or Tenant's Parties, or from activities or failures to act of Tenant or Tenant's Parties; (2) claims arising from work or labor performed, or for materials or supplies furnished to or at the request or for the account of Tenant in connection with performance of any work done for the account of Tenant within the Premises or Project; (3) claims arising from any breach or default on the part of Tenant in the performance of any covenant contained in this Lease; and (4) claims arising from the negligence or intentional acts or omissions of Tenant or Tenant's Parties. The foregoing indemnity by Tenant shall not be applicable to claims to the extent arising from the gross negligence or willful misconduct of Landlord, Landlord's agents, employees and representatives. Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury or damage to any person or property in or about the Premises, Building or Project by or from any cause whatsoever (other than Landlord's, Landlord's agent's, employee's and representative's gross negligence or willful misconduct) and, without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls, basement or other portion of the Premises, building or Project, or caused by gas, fire, oil or electricity in, on or about the Premises, Building or Project. The provisions of this Paragraph shall survive the expiration or earlier termination of this Lease.

                           9.  WAIVER OF SUBROGATION

     To the extent permitted by law and without affecting the coverage provided by insurance to be maintained hereunder or any other rights or remedies, Landlord and Tenant each waive any right to recover against the other for: (a) damages for injury to or death of persons; (b) damages to property, including personal property; (c) damages to the Premises or any part thereof; and (d) claims arising by reason of the foregoing due to hazards covered by insurance maintained or required to be maintained pursuant to this Lease to the extent of proceeds recovered therefrom, or proceeds which would have been recoverable therefrom in the case of the failure of any party to maintain any insurance coverage required to be maintained by such party pursuant to this Lease. This provision is intended to waive fully, any rights and/or claims arising by reason of the foregoing, but only to the extent that any of the foregoing damages and/or claims referred to above are covered or would be covered, and only to the extent of such coverage, by insurance actually carried or required to be maintained pursuant to this Lease by either Landlord or Tenant. This provision is also intended to waive fully, and for the benefit of each party, any rights and/or claims which might give rise to a right of subrogation on any insurance carrier. Subject to all qualifications of this Paragraph 9, Landlord waives its rights as specified in this Paragraph 9 with respect to any subtenant that it has approved pursuant to Paragraph 21 but only in exchange for the written waiver of such rights to be given by such subtenant to Landlord upon such subtenant taking possession of the Premises or a portion thereof. Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy.

                    10.  LANDLORD'S REPAIRS AND MAINTENANCE

     Landlord shall at Landlord's expense maintain in good repair, reasonable wear and tear excepted, the structural soundness of the roof, foundations, and exterior walls of the Building. The term "exterior walls" as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries. Landlord shall also maintain and repair the Building Systems, Common Areas and Parking Areas, the cost of which shall be included in Operating Expenses to the extent permitted under Paragraph 7. Any damage cause by or repairs necessitated by any negligence or act of Tenant or Tenant's parties may be repaired by Landlord at Landlord's option and Tenant's expense. Tenant shall immediately give Landlord written notice of any defect or need of repairs in such components of the Building for which Landlord is responsible, after which Landlord shall have a reasonable opportunity and the right to enter the Premises at all reasonable times to repair same. Landlord's liability with respect to any defects, repairs, or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance, and there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of repairs, alterations or improvements in or to any portion of the Premises, the Building or the Project or to fixtures, appurtenances or equipment in the Building, except as provided in Paragraph 24. By taking possession of the Premises, Tenant accepts them "as is" as being in good order, condition and repair and the condition in which Landlord is obligated to deliver them and suitable for the Permitted Use and Tenant's intended operations in the Premises, whether or not any notice of acceptance is given.

                     11.  TENANT'S REPAIRS AND MAINTENANCE

     Tenant shall at all times during the Term at Tenant's expense maintain all parts of the Premises and such portions of the Building as are within the exclusive control of Tenant in a first-class, good, clean and secure condition and promptly make all necessary repairs and replacements, as reasonably determined by Landlord, with materials and workmanship of the same character, kind and quality as the original. Notwithstanding anything to the contrary contained herein, Tenant shall, at its expense, promptly repair any damage to the Premises caused by any negligence or act of Tenant or Tenant's Parties and Tenant shall, at its expense, promptly repair any damage to the Building or Project resulting from or caused by any active negligence or intentional act of Tenant or Tenant's Parties to the extent Tenant shall only be liable for such costs that Landlord's insurance award proceeds do not provide.

                                12.  ALTERATIONS

A. Tenant shall not make, or allow to be made, any alterations, physical additions, improvements or partitions, including without limitation the attachment of any fixtures or equipment, in, about or to the Premises ("ALTERATIONS") without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld with respect to proposed Alterations which: (a) comply with all applicable Regulations; (b) are, in Landlord's opinion, compatible with the Building or the Project and its mechanical, plumbing, electrical, heating/ventilation/air conditioning systems, and will not cause the Building or Project or such systems to be required to be modified to comply with any Regulations (including, without limitation, the Americans With Disabilities Act); and (c) will not interfere with the use and occupancy of any other portion of the Building or Project by any other tenant or its invitees. Specifically, but without limiting the generality of the foregoing, Landlord shall have the right of written consent for all plans and specifications for the proposed Alterations, construction means and methods, all appropriate permits and licenses, any contractor or subcontractor to be employed on the work of Alterations, and the time for performance of such work, and may impose rules and regulations for contractors and subcontractors performing such work. Tenant shall also supply to Landlord any documents and information reasonably requested by Landlord in connection with Landlord's consideration of a request for approval hereunder. Tenant shall cause all Alterations to be accomplished in a first-class, good and workmanlike manner, and to comply with all applicable Regulations and Paragraph 27 hereof. Tenant shall at Tenant's sole expense, perform any additional work required under applicable Regulations due to the Alterations hereunder. No review or consent by Landlord of or to any proposed Alteration or additional work shall constitute a waiver of Tenant's obligations under this Paragraph 12, nor constitute any warranty or representation that the same complies with all applicable Regulations, for which Tenant shall at all times be solely responsible. Tenant shall reimburse Landlord for all reasonable costs which Landlord may incur in connection with granting approval to Tenant for any such Alterations, including any costs or expenses which Landlord may incur in electing to have outside architects and engineers review said plans and specifications and Tenant shall pay Landlord an administration fee of fifteen percent (15%) of the cost of the Alterations for those Alterations performed by Landlord on Tenant's account up to Twenty-five Thousand Dollars ($25,000.00) as Additional Rent hereunder. Landlord's administrative fee for Alterations performed by Landlord on Tenant's account above Twenty-five Thousand Dollars ($25,000.00) shall be determined at the time of such Alterations. All such Alterations shall remain the property of Tenant until the expiration or earlier termination of this Lease, at which time they shall be and become the property of Landlord; provided, however, that Landlord may, at Landlord's option, require that Tenant, at Tenant's expense, remove any or all Alterations made by Tenant and restore the Premises by the expiration or earlier termination of this Lease, to their condition existing prior to the construction of any such Alterations. All such removals and restoration shall be accomplished in a first-class and good and workmanlike manner so as not to cause any damage to the Premises or Project whatsoever. If Tenant fails to remove such Alterations or Tenant's trade fixtures or furniture or other personal property, Landlord may keep and use them or remove any of them and cause them to be stored or sold in accordance with applicable law, at Tenant's sole expense. In addition to and wholly apart from Tenant's obligation to pay Tenant's Proportionate Share of Operating Expenses, Tenant shall be responsible for and shall pay prior to delinquency any taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to or assessed against its fixtures or personal property, on the value of Alterations within the Premises, and on Tenant's interest pursuant to this Lease, or any increase in any of the foregoing based on such Alterations. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord.

Notwithstanding the foregoing, at Landlord's and Tenant's option (but without obligation), all or any portion of the Alterations shall be performed by Landlord for Tenant's account and upon mutual agreement between Landlord and Tenant, Tenant shall pay Landlord's estimate of the cost thereof (including a reasonable charge for Landlord's overhead and profit) prior to commencement of the work. In addition, at Landlord's election and notwithstanding the foregoing, however, Tenant shall pay to Landlord the cost of removing any such Alterations and restoring the Premises to their original condition such cost to include a reasonable charge for Landlord's overhead and profit as provided above, and such amount may be deducted from the Security Deposit or any other sums or amounts held by Landlord under this Lease.

Notwithstanding anything to the contrary contained in Paragraph 12.A, at the time Landlord gives its consent for any Alterations, Tenant shall also be notified whether or not Landlord will require that such Alterations be removed upon the expiration or earlier termination of this Lease. Landlord shall provide consent or rejection of the proposed Alterations within ten (10) business days of receipt of Tenant's request. If Landlord's consent is withheld, Landlord shall provide Tenant with written notice of the reason its consent to the Alterations was withheld.

B. In compliance with Paragraph 27 hereof, at least ten (10) business days before beginning construction of any Alteration, Tenant shall give Landlord written notice of the expected commencement date of that construction to permit Landlord to post and record a notice of non-responsibility. Upon substantial completion of construction, if the law so provides, Tenant shall cause a timely notice of completion to be recorded in the office of the recorder of the county in which the Building is located.

                                   13.  SIGNS

Tenant shall not place, install, affix, paint or maintain any signs, notices, graphics or banners whatsoever or any window decor which is visible in or from public view or corridors, the common areas or the exterior of the Premises or the Building, in or on any exterior window or window fronting upon any common areas or service area without Landlord's prior written approval which Landlord shall have the right to withhold in its reasonable discretion; provided that Tenant's name shall be included in any Building-standard door and directory signage, if any, in accordance with Landlord's Building signage program, including without limitation, payment by Tenant of any fee charged by Landlord for maintaining such signage, which fee shall constitute Additional Rent hereunder. Any installation of signs, notices, graphics or banners on or about the Premises or Project approved by Landlord shall be subject to any Regulations and to any other requirements imposed by Landlord. Tenant shall remove all such signs or graphics by the expiration or any earlier termination of this Lease. Such Installations and removals shall be made in such manner as to avoid injury to or defacement of the Premises, Building or Project and any other improvements contained therein, and Tenant shall repair any injury or defacement including without limitation discoloration caused by such installation or removal.

                        14.  INSPECTION/POSTING NOTICES

After reasonable notice, except in emergencies where no such notice shall be required, Landlord, and Landlord's agent, employees and representative, shall have the right to enter the Premises to inspect the same, to clean, to perform such work as may be permitted or required hereunder, to make repairs, improvements or alterations to the Premises, Building or Project or to other tenant spaces therein, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of lens against Landlord's interest in the Project or to exhibit the Premises to prospective tenants, purchasers, encumbrancers or to others, or for any other purpose as Landlord may deem necessary or desirable; provided, however, that Landlord shall use reasonable efforts not to unreasonably interfere with Tenant's business operations. Tenant shall not be entitled to any abatement of Rent by reason of the exercise of any such right of entry. Tenant waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quit enjoyment of the Premises, and any other loss occasioned thereby. Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises or portions thereof obtained by Landlord by any of said means, or otherwise, shall not be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portions thereof. At any time within six (6) months prior to the expiration of the Term or following any earlier termination of this Lease or agreement to terminate this Lease, Landlord shall have the right to erect on the Premises, Building and/or Project a suitable sign indicating that the Premises are available for lease.

                          15.  SERVICES AND UTILITIES

A. Subject to the provisions elsewhere herein contained and to the rules and regulations of the Building, Landlord shall furnish to the Premises during ordinary business hours of generally recognized business days, to be determined by Landlord (but exclusive, in any event, of Saturdays, Sundays and legal holidays), water for lavatory and drinking purposes and electricity, heat and air conditions as usually furnished or supplied for use of the Premises for reasonable and normal office use as of the date Tenant takes possession of the Premises as determined by Landlord (but not including above-standard or continuous cooling for excessive heat-generating machines, excess lighting or equipment), janitorial services during the times and in the manner that such services are, in Landlord's judgment, customarily furnished in comparable first class office buildings in the immediate Foster City market area, and elevator service, which shall mean service either by nonattended automatic elevators or elevators with attendants, or both, at the option of Landlord. Tenant acknowledges and agrees that Tenant's use of the Premises after ordinary business hours (defined as 7:00 a.m. to 6:00 p.m.) and outside of generally recognized business days (generally recognized business days shall not include Saturdays, Sundays, and legal holidays) imposes additional burden on the Project's janitorial services, fluorescent light tubes, HVAC and electrical service, and other common area utilities and services. Accordingly, any such after hours use of such utilities or other services will be made available and will be billed as an after-hour Rent assessment. After-hours use may be metered by Landlord with a bypass timer located on the applicable floors of the Building or through establishment of a monthly after hours assessment based upon Landlord's reasonable estimate of Tenant's usage. Such costs will be payable by Tenant to Landlord within thirty (30) days after demand as Additional Rent. Tenant agrees to keep and cause to be kept closed all window covering when necessary because of the sun's position, and Tenant also agrees at all times to cooperate fully with Landlord and to abide by all of the regulations and requirements which Landlord may prescribe for the proper functioning and protection of electrical, heating, ventilating and air conditioning systems. Wherever heat-generating machines, excess lighting or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

B. Tenant shall not without written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, use any apparatus, equipment or device in the Premises, including without limitation, computers, electronic data processing machines, copying machines, and other machines, using excess lighting or using electric current, water, or any other resource in excess of or which will in any way increase the amount of electricity, water, or any other resource being furnished or supplied for the use of the Premises for reasonable and normal office use, in each case as of the date Tenant takes possession of the Premises as reasonably determined by Landlord, or which will require additions or alterations to or interfere with the Building power distribution systems; nor connect with electric current, except through existing electrical outlets in the Premises or water pipes, any apparatus, equipment or device for the purpose of using electrical current, water, or any other resource. If Tenant shall require water or electric current or any other resource in excess of that being furnished or supplied for the use of the Premises as of the date Tenant takes possession of the Premises as determined by Landlord, Tenant shall first procure the written consent of Landlord which Landlord may refuse, to the use thereof, and Landlord may cause a special meter to be installed in the Premises so as to measure the amount of water, electric current or other resource consumed for any such other use. Tenant shall pay directly to Landlord as an addition to and separate from payment of Operating Expenses the cost of all such additional resources, energy, utility service and meters (and of installation, maintenance and repair thereof and of any additional circuits or other equipment necessary to furnish such additional resources, energy, utility or service). Landlord may add to the separate or metered charge a recovery of additional expense incurred in keeping account of the excess water, electric current or other resource so consumed. Landlord shall not be liable for any damages directly or indirectly resulting from nor shall the Rent or any monies owed Landlord under this Lease herein reserved be abated by reason of: (a) the installation, use or interruption of use of any equipment used in connection with the furnishing of any such utilities or services, or any change in the character or means of supplying or providing any such utilities or services or any supplier thereof;
(b) the failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, or any other accidents or other conditions beyond the reasonable control of Landlord or because of any interruption of service due to Tenant's use of water, electric current or other resource in excess of that being supplied or furnished for the use of the Premises as of the date Tenant takes possession of the Premises; (c) the inadequacy, limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or Project, whether by Regulation or otherwise; or (d) the partial or total unavailability of any such utilities or services to the Premises or the Building, whether by Regulation or otherwise, nor shall any such occurrence constitute an actual or constructive eviction of Tenant. Notwithstanding the foregoing, if such condition is caused solely by Landlord's active negligence and not by Tenant or matters which are within Tenant's control, and if such condition exists for more than fifteen (15) consecutive business days after notice to Landlord and materially interferes with Tenant's use of a material portion of the Premises, rental payments with respect to that portion of the Premises so affected, shall abate after such fifteen (15) day period, in the proportion that the rentable area of the affected area bears to the total rentable area of the Premises, until such interference no longer exists or Tenant reoccupies such portion of the Premises. Landlord shall further have no obligation to protect or preserve any apparatus, equipment or device installed by Tenant in the Premises, including without limitation by providing additional or after-hours heating or air conditioning. Landlord shall be entitled to cooperate voluntarily and in a reasonable manner with the efforts of national, state or local governmental agencies or utility suppliers in reducing energy or other resource consumption. The obligation to make services available hereunder shall be subject to the limitations of any such voluntary, reasonable program. In addition, Landlord reserves the right to change the supplier or provider of any such utility or service from time to time. Tenant shall have no right to contract with or otherwise obtain any electrical or other such service for or with respect to the Premises or Tenant's operations therein from any supplier or provider of any such service. Tenant shall cooperate with Landlord and any supplier or provider of such services designated by Landlord from time to time to facilitate the delivery of such services to Tenant at the Premises and to the Building and Project, including without limitation allowing Landlord and Landlord's suppliers or providers, and their respective agents and contractors, reasonable access to the Premises for the purpose of installing, maintaining, repairing, replacing or upgrading such service or any equipment or machinery associated therewith.

C. Tenant shall pay, upon demand, for all utilities furnished to the Premises, or if not separately billed to or metered to Tenant, Tenant's Proportionate share of all charges jointly serving the Project in accordance with Paragraph 7. All sums payable under this Paragraph 15 shall constitute Additional Rent hereunder.

                               16.  SUBORDINATION

Landlord represents and warrants to Tenant that, as of the date of this Lease, no mortgages encumber the Project or the Building and that the Ground Lease (as defined in Paragraph 39 below) is the only ground lease with respect to the Project. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be and is hereby declared to be subject and subordinate at all times to: (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Premises and/or the land upon which the Premises and Project are situated, or both; and (b) any mortgage or deed of trust which may now exist or be placed upon the Building, the Project and/or the land upon which the Premises or the Project are situated, or said ground leases or underlying leases, or Landlord's interest or estate in any of said items which is specified as security, provided, however, that if no uncured Event of Default exists under this Lease, such subordination shall be conditioned upon Tenant not being disturbed in its possession and use of the Premises. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. If any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord provided that Tenant shall not be disturbed in its possession under this Lease by such successor in interest so long as Tenant is not in default under this Lease. Within ten (10) days after request by Landlord, Tenant shall execute and deliver any additional documents evidencing Tenant's attornment or the subordination of this Lease with respect to any such ground leases or underlying leases or any such mortgage or deed of trust, in the form requested by Landlord or by any ground landlord, mortgagee, or beneficiary under a deed of trust, subject to such nondisturbance requirement. If requested in writing by Tenant, Landlord shall use commercially reasonable efforts to obtain a subordination, nondisturbance and attornment agreement for the benefit of Tenant reflecting the foregoing from any ground landlord, mortgagee or beneficiary, at Tenant's expense, subject to such other terms and conditions as the ground landlord, mortgagee or beneficiary may require.

                           17.  FINANCIAL STATEMENTS

At the request of Landlord from time to time, Tenant shall provide to Landlord Tenant's and any guarantor's current financial statements, which Landlord shall use solely for purposes of this Lease and in connection with the ownership, management, financing and disposition of the Project. So long as Tenant is a publicly traded company, Tenant may satisfy its obligations under this Paragraph 17 by delivering to Landlord Tenant's then current publicly available financial statements.

                           18.  ESTOPPEL CERTIFICATE

Tenant agrees from time to time, within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord's designee, an estoppel certificate stating that this Lease is in full force and effect, that this Lease has not been modified (or stating all modifications, written or oral, to this Lease), the date to which Rent has been paid, the unexpired portion of this Lease, that there are no current defaults by Landlord or Tenant under this Lease (or specifying any such defaults), that the leasehold estate granted by this Lease is the sole interest of Tenant in the Premises and/or the land at which the Premises are situated, and such other matters pertaining to this Lease as may be reasonably requested by Landlord or any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or Project or any interest therein. Failure by Tenant to execute and deliver such certificate shall constitute an acceptance of the Premises and acknowledgment by Tenant that the statements included are true and correct without exception. Tenant agrees that if Tenant fails to execute and deliver such certificate within such ten (10) day period, Landlord may execute and deliver such certificate on Tenant's behalf and that such certificate shall be binding on Tenant. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or Project or any interest therein. The parties agree that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of this Lease, and shall be an event of default with a cure period of ten (10) days after written notice of such failure) if Tenant fails to fully comply or makes any material misstatement in any such certificate.

                             19.  SECURITY DEPOSIT

Tenant agrees to deposit with Landlord upon execution of this Lease, a security deposit as stated in the Basic Lease Information (the "SECURITY DEPOSIT"), which sum shall be held and owned by Landlord, without obligation to pay interest, as security for the performance of Tenant's covenants and obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of damages incurred by Landlord in case of Tenant's default. Upon the occurrence of any event of default by Tenant, Landlord may from time to time, without prejudice to any other remedy provided herein or by law, use such fund as a credit to the extent necessary to credit against any arrears of Rent or other payments due to Landlord hereunder, and any other damage, injury, expense or liability caused by such event of default, and Tenant shall pay to Landlord, on demand, the amount so applied in order to restore the Security deposit to its original amount. Although the Security deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord to Tenant at such time after termination of this Lease that all of Tenant's obligations under this Lease have been fulfilled, reduced by such amounts as may be required by Landlord to remedy defaults on the part of Tenant in the payment of Rent or other obligations of Tenant under the Lease, to repair damage to the Premises, Building or Project caused by Tenant or any Tenant's Parties and to clean the Premises. Landlord may use and commingle the Security Deposit with other funds of Landlord.

                      20.  LIMITATION OF TENANT'S REMEDIES

The obligations and liability of Landlord to Tenant for any default by Landlord under the terms of this Lease are not personal obligations of Landlord or of the individual or other partners of Landlord or its or their partners, directors, officers, or shareholders, and Tenant agrees to look solely to Landlord's interest in the Project for the recovery of any amount from Landlord, and shall not look to other assets of Landlord nor seek recourse against the assets of the individual or other partners of Landlord or its or their partners, directors, officers or shareholders. Any lien obtained to enforce any such judgment and any levy of execution thereon shall be subject and subordinate to any lien, mortgage or deed of trust on the Project. Under no circumstances shall Tenant have the right to offset against or recoup Rent or other payments due and to become due to Landlord hereunder except as expressly provided in Paragraph 23.B. below, which Rent and other payments shall be absolutely due and payable hereunder in accordance with the terms hereof.

                         21.  ASSIGNMENT AND SUBLETTING

A.    (1)   GENERAL. This Lease has been negotiated to be and is granted as an accommodation to Tenant. Accordingly, this Lease is personal to Tenant, and Tenant's rights granted hereunder do not include the right to assign this Lease or sublease the Premises, or to receive any excess, either in installments or lump sum, over the Rent which is expressly reserved by Landlord as hereinafter provided, except as otherwise expressly hereinafter provided. Tenant shall not assign or pledge this Lease or sublet the Premises or any part thereof, whether voluntarily or by operation of law, or permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant, or suffer or permit any such assignment, pledge, subleasing or occupancy, without Landlord's prior written consent except as provided herein. If Tenant desires to assign this Lease or sublet any or all of the Premises, Tenant shall give Landlord written notice (the "TRANSFER NOTICE") at least sixty (60) days prior to the anticipated effective date of the proposed assignment or sublease, which shall contain all of the information reasonably requested by Landlord to address Landlord's decision criteria specified hereinafter. Landlord shall then have a period of thirty (30) days following receipt of the Transfer Notice to notify Tenant in writing that Landlord elects either: (i) to terminate the Lease as to the space so affected as of the date so requested by Tenant so long as said space is more than 25% of the Premises and is for the balance of the remaining Lease term; or (ii) to consent to the proposed assignment or sublease, subject, however, to Landlord's prior written consent of the proposed assignee or subtenant and of any related documents or agreements associated with the assignment or sublease. If Landlord should fail to notify Tenant in writing of such election within said period, Landlord shall be deemed to have waived option (i) above, but written consent by Landlord of the proposed assignee or subtenant shall still be required. If Landlord does not exercise option
      (i) above, Landlord's consent to a proposed assignment or sublease shall not be unreasonably withheld, conditioned or delayed. Consent to any assignment or subletting shall not constitute consent to any subsequent transaction to which this Paragraph 21 applies.

      (2) CONDITIONS OF LANDLORD'S CONSENT. Without limiting the other instances in which it may reasonable for Landlord to withhold Landlord's consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold Landlord's consent in the following instances: if the proposed assignee does not agree to be bound by and assume the obligations of Tenant under this Lease in form and substance reasonably satisfactory to Landlord; the use of the Premises by such proposed assignee or subtenant would not be a Permitted Use or would violate any exclusivity or other arrangement which Landlord has with any other tenant or occupant or any Regulation or would increase the Occupancy Density or Parking Density permitted under this Lease, or would otherwise result in an undesirable tenant mix for the Project as determined by Landlord; the proposed assignee or subtenant is not of sound financial condition as determined by Landlord in Landlord's reasonable discretion; the proposed assignee or subtenant is a governmental agency; the proposed assignee or subtenant does not have a good reputation as a tenant of property or a good business reputation; the proposed assignee or subtenant is a person with whom Landlord is negotiating to lease space in the Project or is a present tenant of the Project; the assignment or subletting would entail any Alterations which would lessen the value of the leasehold improvements in the Premises or use of any Hazardous Materials or other noxious use or use which may disturb other tenants of the Project; or Tenant is in default of any obligation of Tenant under this Lease, or Tenant has defaulted under this Lease on three (3) or more occasions during any twelve (12) months preceding the date that Tenant shall request consent. Failure by or refusal of Landlord to consent to a proposed assignee or subtenant shall not cause a termination of this Lease. Upon a termination under Paragraph 21.A.(1)(i), Landlord may lease the Premises to any party, including parties with whom Tenant has negotiated an assignment or sublease, without incurring any liability to Tenant. At the option of Landlord, a surrender and termination of this Lease shall operate as an assignment to Landlord of some or all subleases or subtenancies. Landlord shall exercise this option by giving notice of that assignment to such subtenants on or before the effective date of the surrender and termination. In connection with each request for assignment or subletting, Tenant shall pay to Landlord Landlord's stand fee for approving such requests, as well as all costs incurred by Landlord or any mortgagee or ground lessor in approving each such request and effecting any such transfer, including, without limitation, reasonable attorneys' fees.

      (3) PERMITTED TRANSFERS. An "Affiliate" means any entity that (i) controls, is controlled by, or is under common control with Tenant, (ii) results from the transfer of all or substantially all of Tenant's assets or stock, or (iii) results from the merger or consolidation of Tenant with another entity. "Control" means the direct or indirect ownership of more than fifty percent (50%) of the voting securities of an entity or possession of the right to vote more than fifty percent (50%) of the voting interest in the ordinary direction of the entity's affairs. Notwithstanding anything to the contrary contained in this Lease, Landlord's consent is not required for any assignment of this Lease or sublease of all or a portion of the Premises to an Affiliate so long as the following conditions are met: (a) at least ten (10) business days before any such assignment or sublease, Landlord receives written notice of such assignment or sublease (as well as any documents or information reasonably requested by Landlord regarding the proposed intended transfer and the transferee; (b) no uncured Event of Default by Tenant exists under this Lease; (c) if the transfer is an assignment or any other transfer to an Affiliate other than a sublease, the intended assignee assumes in writing all of Tenant's obligations under this Lease relating to the Premises in form reasonably satisfactory to Landlord or, if the transfer is a sublease, the intended sublessee accepts the sublease in form reasonably satisfactory to Landlord; (d) the intended transferee has a tangible net worth, as evidenced by financial statements delivered to Landlord and certified by an independent certified public accountant in accordance with generally accepted accounting principles that are consistently applied, at least equal to Three Million Dollars ($3,000,000.00); (e) the Premises shall continue to be operated solely for the use specified in the Basic Lease Information; and (f) Tenant shall pay to Landlord all costs reasonably incurred by Landlord or any mortgagee or ground lessor for such assignment or subletting, including, without limitation, reasonable attorneys' fees. No transfer to an Affiliate in accordance with this subparagraph shall relieve Tenant named herein of any obligation under this Lease or alter the primary liability of Tenant named herein for the payment or Rent or for the performance of any other obligation to be performed by Tenant, including the obligations contained in Paragraph 25 with respect to any Affiliate.

        Notwithstanding anything to the contrary in this Lease, the transfer of outstanding capital stock or other listed equity interests of the purchase of outstanding capital stock or other listed equity interests, or the purchase of equity interests issued in an initial public offering of stock, by persons or parties other than "insiders" within the meaning of the Securities Exchange Act of 1934, as amended, through the "over-the-counter" market or any recognized national or international securities exchange shall not be included in determining whether control has been transferred.

B. BONUS RENT. Any Rent or other consideration realized by Tenant under any such sublease or assignment in excess of the Rent payable hereunder, after amortization of a reasonable brokerage commission and Building Standard tenant improvements including reasonable architectural fees for final construction drawings incurred by Tenant, shall be divided and paid, ten percent (10%) twenty-five percent (25%) to Tenant, Seventy-five percent (75%) to Landlord. In any subletting or assignment undertaken by Tenant, Tenant shall diligently seek to obtain the maximum rental amount available in the marketplace for comparable space available for primary leasing.

C. CORPORATION. If Tenant is a corporation, a transfer of corporate shares by sale, assignment, bequest, inheritance, operation of law or other disposition (including such a transfer to or by a receiver or trustee in federal or state bankruptcy, insolvency or other proceedings) resulting in a change in the present control of such corporation or any of its parent corporations by the person or persons owning a majority of said corporate shares, shall constitute an assignment for purposes of this Lease.

D. UNINCORPORATED ENTITY. If Tenant is a partnership, joint venture, unincorporated limited liability company or other unincorporated business form, a transfer of the interest of persons, firms or entities responsible for managerial control of Tenant by sale, assignment, bequest, inheritance, operation of law or other disposition, so as to result in a change in the present control of said entity and/or of the underlying beneficial interests of said entity and/or a change in the identity of the persons responsible for the general credit obligations of said entity shall constitute an assignment for all purposes of this Lease.

E. LIABILITY. No assignment or subletting by Tenant, permitted or otherwise, shall relieve Tenant of any obligation under this Lease or alter the primary liability of the Tenant named herein for the payment of Rent or for the performance of any other obligations to be performed by Tenant, including obligations contained in Paragraph 25 with respect to any assignee or subtenant. Landlord may collect rent or other amounts or any portion thereof from any assignee, subtenant, or other occupant of the Premises, permitted or otherwise, and apply the net rent collected to the Rent payable hereunder, but no such collection shall be deemed to be a waiver of this Paragraph 21, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of the obligations of Tenant under this Lease. Any assignment or subletting which conflicts with the provisions hereof shall be void.

                                22.   AUTHORITY

Landlord represents and warrants that it has full right and authority to enter into this Lease and to perform all of Landlord's obligations hereunder and that all persons signing this Lease on its behalf are authorized to do. Tenant represents and warrants that Tenant has full right and authority to enter into this Lease, and to perform all of Tenant's obligations hereunder, and that all persons signing this Lease on its behalf are authorized to do so.

                               23.   CONDEMNATION

A. CONDEMNATION RESULTING IN TERMINATION. If the whole or any substantial part of the Premises should be taken or condemned for any public use under any Regulation, or by right of eminent domain, or by private purchase in lieu thereof, either party shall have the right to terminate this Lease at its option If any material portion of the Building or Project is taken or condemned for any public use under any Regulation, or by right of eminent domain, or by private purchase in lieu thereof, Landlord may terminate this Lease at its option. In either of such events, the Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises shall have occurred.

B. CONDEMNATION NOT RESULTING IN TERMINATION. If a portion of the Project of which the Premises are a part should be taken or condemned for any public use under any Regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking prevents or materially interferes with the Permitted Use of the Premises, and this Lease is not terminated as provided in Paragraph 23.A above, the Rent payable hereunder during the unexpired portion of this Lease shall be reduced, beginning on the date when the physical taking shall have occurred, to such amount as may be fair and reasonable under all of the circumstances, but only after giving Landlord credit for all sums received or to be received by Tenant by the condemning authority. Notwithstanding anything to the contrary contained in this Paragraph, if the temporary use or occupancy of any part of the Premises shall be taken or appropriated under power of eminent domain during the Term, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Rent payable hereunder by Tenant during the Term; in the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the use of or occupancy of the Premises during the Term, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration of the Premises and the use and against Landlord or otherwise for any sums paid by virtue of such proceedings, whether or not attributable to the value of any unexpired portion of this Lease, except as expressly provided in this Lease. Notwithstanding the foregoing, any compensation specifically and separately awarded Tenant for Tenant's personal property and moving costs, shall be and remain the property of Tenant.

D. WAIVER OF CCP SECTION 1265.130. Each party waives the provisions of California Civil Code Procedure Section 1265.130 allowing either party to petition the superior court to terminate this Lease as a result of a partial taking.

A. GENERAL. If the Premises or Building should be damaged or destroyed by fire, tornado, or other casualty (collectively, "CASUALTY"), Tenant shall give immediate written notice thereof to Landlord. Within thirty (30) days after Landlord's receipt of such notice, Landlord shall notify Tenant whether in Landlord's estimation material restoration of the Premises can reasonably be made within one hundred eighty (180) days from the date of such notice and receipt of required permits for such restoration or within two hundred seventy
(270) days from the date of such notice. Landlord's reasonable determination shall be binding on Tenant.

B. WITHIN 180 DAYS. If the Premises or Building should be damaged by Casualty to such extent that material restoration can in Landlord's estimation be reasonably completed within one hundred eighty (180) days after the date of such notice and receipt of required permits for such restoration, this Lease shall not terminate. Provided that insurance proceeds are received by Landlord to fully repair the damage, Landlord shall proceed to rebuild and repair the Premises in the manner determined by Landlord, except that Landlord shall not be required to rebuild, repair or replace any part of the Alterations which may have been placed on or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be abated proportionately, but only to the extent the Premises are unfit for occupancy. As of the date of this Lease, Landlord currently carries rent abatement insurance coverage.

C. GREATER THAN 180 DAYS. If the Premises or Building should be damaged by Casualty to such extent that rebuilding or repairs cannot in Landlord's estimation be reasonably completed within one hundred eighty (180) days after the date of such notice and receipt of required permits for such rebuilding or repair, then Landlord shall have the option of either: (1) terminating this Lease effective upon the date of the occurrence of such damage, in which event the Rent shall be abated during the unexpired portion of this Lease; or (2) electing to rebuild or repair the Premises diligently and in the manner determined by Landlord. Landlord shall notify Tenant of its election within thirty (30) days after Landlord's receipt of notice of the damage or destruction. Notwithstanding the above, Landlord shall not be required to rebuild, repair or replace any part of any Alterations which may have been placed, on or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be abated proportionately, but only to the extent the Premises are unfit for occupancy.

D. GREATER THAN 270 DAYS. If the Premises or Building should be damaged by Casualty to such extent that rebuilding or repairs cannot in Landlord's estimation be reasonably completed within two hundred seventy (270) days after receipt of such notice and such damage materially and adversely interferes with the conduct of Tenant's business in the Premises, then either party shall have the right to cancel this Lease by giving the other party written notice within ten (10) days from the date of Landlord's notice that material restoration of the Premises cannot be made within such two hundred seventy (270) day period or notice that Landlord has elected not to rebuild or repair the Premises. Further, if such damage is not substantially repaired within said two hundred seventy (270) day period, Tenant may terminate this Lease by giving Landlord written notice of such termination within ten (10) days following such two hundred seventieth (270th) day. Said cancellation shall be effective thirty
(30) days from the first day that either party gives its notice to cancel. If neither party elects to so cancel this Lease, Landlord shall proceed to rebuild and repair the Premises diligently and in the manner determined by Landlord, except that Landlord shall not be required to rebuild, repair or replace any part of any Alterations which may have been placed on or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be abated proportionately, but only to the extent the Premises are unfit for occupancy.

E. TENANT'S FAULT. Notwithstanding anything herein to the contrary, if the Premises or any other portion of the Building are damaged by Casualty resulting from the fault, gross negligence, willful misconduct, or breach of this Lease by Tenant or any of Tenant's Parties, Base Rent and Additional Rent shall not be diminished during the repair the repair of such damage and Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds.

F. INSURANCE PROCEEDS. Notwithstanding anything herein to the contrary, if the Premises or Building are damaged or destroyed and are not fully covered by the insurance proceeds received by Landlord or if the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then in either case Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after the date of notice to Landlord that said damage or destruction is not fully covered by insurance or such requirement is made by any such holder, as the case may be, whereupon this Lease shall terminate. For purposes of this Paragraph 24, insurance proceeds shall include deductible amounts associated therewith, provided, however, that such amounts may be deemed Operating Expenses in accordance with Paragraph 7 hereof.

G. WAIVER. This Paragraph 24 shall be Tenant's sole and exclusive remedy in the event of damage or destruction to the Premises or the Building. As a material inducement to Landlord entering into this Lease, Tenant hereby waives any rights it may have under Sections 1932, 1933(4), 1941 or 1942 of the Civil Code of California with respect to any destruction of the Premises. Landlord's obligation for tenantability of the Premises and Tenant's right to make repairs and deduct the expenses of such repairs, or under any similar law, statute or ordinance now or hereafter in effect.

H. TENANT'S PERSONAL PROPERTY. In the event of any damage or destruction of the Premises or the Building, under no circumstances shall Landlord be required to repair any injury or damage to, or make any repairs to or replacements of, Tenant's personal property.

                              25.    HOLDING OVER

Unless Landlord expressly consents in writing to Tenant's holding over, Tenant shall be unlawfully and illegally in possession of the Premises, whether or not Landlord accepts any rent from Tenant or any other person while Tenant remains in possession of the Premises without Landlord's written consent. If tenant shall retain possession of the Premises or any portion thereof without Landlord's consent following the expiration of this Lease or sooner termination for any reason, then Tenant shall pay to Landlord for each day of such retention double the amount of daily rental as of the last month prior to the date of expiration or earlier termination. Tenant shall also indemnify, defend, protect and hold Landlord harmless from any loss, liability or cost, including consequential and incidental damages and reasonable attorneys' fees, incurred by Landlord resulting from delay by Tenant in surrendering the Premises, including, without limitation, any claims made by the succeeding tenant founded on such delay. Acceptance of Rent by Landlord following expiration or earlier termination of this Lease, or following demand by Landlord for possession of the Premises, shall not constitute a renewal of this Lease, and nothing contained in this Paragraph 25 shall waive Landlord's right of reentry or any other right. Additionally, if upon expiration or earlier termination of this Lease, or following demand by Landlord for possession of the Premises, Tenant has not fulfilled its obligation with respect to repairs and cleanup of the Premises or any other Tenant obligations as set forth in this Lease, then Landlord shall have the right to perform any such obligations as it deems necessary at Tenant's sole cost and expense, and any time required by Landlord to complete such obligations shall be considered a period of holding over and the terms of this Paragraph 25 shall apply. The provisions of this Paragraph 25 shall survive any expiration or earlier termination of this Lease.

                                 26.   DEFAULT

A. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an event of default (which may also be referred as an "Event of Default" or "in default") on the part of Tenant:

     (1) ABANDONMENT. Abandonment of the Premises for a continuous period in excess of thirty (30) days without prior written notice to Landlord from Tenant. Tenant waives any right to notice Tenant may have under Section 1951.3 of the Civil Code of the State of California, the terms of this Paragraph 26.A. being deemed such notice to Tenant as required by said
     Section 1951.3.

     (2) Failure to pay any installment of Rent or any other amount due and payable hereunder when said payment is due, such failure continuing for five (5) days after written notice of such failure, as to which time is of the essence, provided that Landlord shall not be required to provide such notice more than three times per twelve (12) month period commencing with the date of such notice, the fourth failure to pay any such amount within five (5) days after said payment is due during such 12-month period shall be an event of default hereunder without notice. Such notice shall replace rather than supplement any statutory notice required under Code of Civil Procedure Section 1161 or any similar or successor statute.

     (3) OTHER OBLIGATIONS. Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in subparagraphs (1) and (2) of this Paragraph 26.A., such failure continuing for fifteen (15) business days after written notice of such failure, as to which time is of the essence provided that if such failure is not capable of being completed within such fifteen (15) business day period through no fault of Tenant, such failure shall not constitute an event of default hereunder so long as Tenant undertakes to cure the failure within such fifteen (15) business day period and thereafter diligently attempts to complete the cure as soon as reasonably possible, but the total aggregate cure period shall not exceed forty-five (45) calendar days.

     (4) GENERAL ASSIGNMENT. A general assignment by Tenant for the benefit of creditors.

     (5) BANKRUPTCY. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant's creditors, which involuntary petition remains undischarged for a period of thirty
     (30) days. If under applicable law, the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease.

     (6) RECEIVERSHIP. The employment of a receiver to take possession of substantially all of Tenant's assets or Tenant's leasehold of the Premises, if such appointment remains undismissed or undischarged for a period of thirty (30) days after the order therefor.

     (7) ATTACHMENT. The attachment, execution or other judicial seizure of all or substantially all of Tenant's assets or Tenant's leasehold of the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of thirty (30) days after the levy thereof.

     (8) INSOLVENCY. The admission by Tenant in writing of its inability to pay its debts as they become due.

B.   REMEDIES UPON DEFAULT.

     (1) TERMINATION. In the event of the occurrence of any event of default, Landlord shall have the right to give a written termination notice to Tenant, and on the date specified in such notice, Tenant's right to possession shall terminate, and this Lease shall terminate unless on or before such date all Rent in arrears and all costs and expenses incurred by or on behalf of Landlord hereunder shall have been paid by Tenant and all other events of default of this Lease by Tenant at the time existing shall have been fully remedied to the satisfaction of Landlord. At any time after such termination, Landlord may recover possession of the Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, including any subtenant or subtenants notwithstanding Landlord's consent to any sublease, by any lawful means, and again repossess and enjoy the Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or equity by any reason of Tenant's default or of such termination. Landlord hereby reserves the right, but shall not have the obligation, to recognize the continued possession of any subTenant. The delivery or surrender to Landlord by or on behalf of Tenant of keys, entry codes, or other means to bypass security at the Premises shall not terminate this Lease.

     (2) CONTINUATION AFTER DEFAULT. Even though an event of default may have occurred, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession under Paragraph 26.B.(1) hereof, and Landlord may enforce all of Landlord's rights and remedies under this Lease and at law or in equity, including without limitation, the right to recover Rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a Landlord under
     Section 1951.4 of the Civil Code of the State of California or any successor code section. Acts of maintenance, preservation or efforts to lease the Premises or the appointment of a receiver under application of Landlord to protect Landlord's interest under this Lease or other entry by Landlord upon the Premises shall not constitute an election to terminate Tenant's right to possession.

     (3) INCREASED SECURITY DEPOSIT. If Tenant is in default under Paragraph 26.A.(2) hereof and such default remains uncured for ten (10) days after such occurrence or such default occurs more than three times in any twelve
     (12) month period, Landlord may require that Tenant increase the Security Deposit to the amount of two times the current month's Rent at the time of the most recent default.

C. DAMAGES AFTER DEFAULT. Should Landlord terminate this Lease pursuant to the provisions of Paragraph 26.B.(1) hereof, Landlord shall have the rights and remedies of a Landlord provided by Section 1951.2 of the Civil Code of the State of California, or any successor code sections. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law or at equity, Landlord shall be entitled to recover from
Tenant: (1) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination, (2) the worth at the time of award of the amount by which the unpaid Rent and other amounts that would have been earned after the date of termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided;
(3) the worth at the time of award of the amount by which the unpaid Rent and other amounts for the balance of the Term after the time of award exceeds the amount of such Rent loss that the Tenant proves could be reasonably avoided; and (4) any other amount and court costs necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which , in the ordinary course of things, would be likely to result therefrom. The "worth at the time of award" as used in (1) and (2) above shall be computed at the Applicable Interest Rate (defined below). The "worth at the time of award" as used in (3) above shall be computed by discounting such amount at the Federal Discount Rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

D. LATE CHARGE. In addition to its other remedies, Landlord shall have the right without notice or demand to add to the amount of any payment required to be made by Tenant hereunder, and which is not paid and received by Landlord on or before the first day of each calendar month, an amount equal to ten percent (10%) of the delinquency for each month or portion thereof that the delinquency remains outstanding to compensate Landlord for the loss of the use of the amount not paid and the administrative costs caused by the delinquency, the parties agreeing that Landlord's damage by virtue of such delinquencies would be extremely difficult and impracticable to compute and the amount stated herein represents a reasonable estimate thereof. Any waiver by Landlord of any late charges or failure to claim the same shall not constitute a waiver of other late charges or any other remedies available to Landlord.

E. INTEREST. Interest shall accrue on all sums not paid when due hereunder at the lesser of twelve percent (12%) per annum or the maximum interest rate allowed by law ("APPLICABLE INTEREST RATE") from the due date until paid.

F. REMEDIES CUMULATIVE. All rights, privileges and elections or remedies of the parties are cumulative and not alternative, to the extent permitted by law and except as otherwise provided herein.

                                   27. LIENS

Tenant shall at all times keep the Premises and the Project free from liens arising out of or related to work or services performed, materials or supplies furnished or obligations incurred by or on behalf of Tenant or in connection with work made, suffered or done by or on behalf of Tenant in or on the Premises or Project. If Tenant shall not, within thirty (30) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as Landlord shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord on behalf of Tenant and all expenses incurred by Landlord in connection therefor shall be payable to Landlord by Tenant on demand with interest at the Applicable Interest Rate as Additional Rent. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, the Project and any other party having an interest therein, from mechanics' and materialmen's liens, and Tenant shall give Landlord not less than ten (10) business days prior written notice of the commencement of any work in the Premises or Project which could lawfully give rise to a claim for mechanics' or materialmen's liens to permit Landlord to post and record a timely notice of non-responsibility, as Landlord may elect to proceed or as the law may from time to time provide, for which purpose, if Landlord shall so determine, Landlord may enter the Premises. Tenant shall not remove any such notice posted by Landlord without Landlord's consent, and in any event not before completion of the work which could lawfully give rise to a claim for mechanics' or materialmen's liens.

                                28. SUBSTITUTION

A. At any time after execution of this Lease, Landlord may substitute for that portion of the Premises located on the 8th Floor other premises in the Building (the "NEW PREMISES") upon not less than sixty (60) days prior written notice, in which event the New Premises shall be deemed to be the Premises for all purposes hereunder and this Lease shall be deemed modified accordingly to reflect the new location and shall remain in full force and effect as so modified, provided that:

      (1) The New Premises shall be comparable in area (square footage, configuration) and in function for Tenant's purposes; and

      (2) If Tenant is occupying the Premises at the time of such substitution, Landlord shall pay all reasonable expense(s) of physically moving Tenant, Tenant's property and equipment to the New Premises, recabling Tenant's telecommunications and computer systems with like materials to existing and the cost of changing Tenant's stationery and business cards, if applicable. Landlord shall at Landlord's sole cost, improve the New Premises with improvements substantially similar to those existing in the 8th Floor Premises.

                           29. TRANSFERS BY LANDLORD

In the event of a sale or conveyance by Landlord of the Building or a foreclosure by any creditor of Landlord, the same shall operate to release Landlord from any liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant, to the extent required to be performed after the passing of title to Landlord's successor-in-interest. In such event, Tenant agrees to look solely to the responsibility of the successor-in-interest of Landlord under this Lease with respect to the performance of the covenants and duties of "Landlord" to be performed after the passing of title to Landlord's successor-in-interest. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. Landlord's successor(s)-in-interest shall not have liability to Tenant with respect to the failure to perform any of the obligations of "Landlord," to the extent required to be performed prior to the date such successor(s)-in-interest became the owner of the Building.

              30. RIGHT OF LANDLORD TO PERFORM TENANT'S COVENANTS

All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of Rent. If Tenant shall fail to pay any sum of money, other than Base Rent, required to be paid by Tenant hereunder or shall fail to perform any other act on Tenant's part to be performed hereunder, including Tenant's obligations under Paragraph 11 hereof, and such failure shall continue for fifteen (15) business days after notice thereof by Landlord, in addition to the other rights and remedies of Landlord, Landlord may make any such payment and perform any such act on Tenant's part. In the case of an emergency, no prior notification by Landlord shall be required. Landlord amy take such actions without any obligation and without releasing Tenant from any of Tenant's obligations. All sums so paid by Landlord and all incidental costs incurred by Landlord and interest thereon at the Applicable Interest Rate, from the date of payment by Landlord, shall be paid to Landlord on demand as Additional Rent.

                                   31. WAIVER

If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein, or constitute a course of dealing contrary to the expressed terms of this Lease. The acceptance of Rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepted such Rent. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord, based upon full knowledge of the circumstances.

                                  32. NOTICES

Each provision of this Lease or of any applicable governmental laws, ordinances, regulations and other requirements with reference to sending, mailing, or delivery of any notice or the making of any payment by Landlord or Tenant to the other shall be deemed to be complied with when and if the following steps are taken:

A. RENT. All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at Landlord's Remittance Address set forth in the Basic Lease Information, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay Rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such Rent and other amounts have been actually received by Landlord.

B. OTHER. All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be in writing and either personally delivered, sent by commercial overnight courier, mailed, certified or registered, postage prepaid or sent by facsimile with confirmed receipt (and with an original sent by commercial overnight courier), and in each case addressed to the party to be notified at the Notice Address for such party as specified in the Basic Lease Information or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days notice to the notifying party. Notices shall be deemed served upon receipt or refusal to accept delivery. Tenant appoints as its agent to receive the service of all default notices and notice of commencement of unlawful detainer proceedings the person in charge of or apparently in charge of occupying the Premises at the time, and, if there is no such person, then such service may be made by attaching the same on the main entrance of the Premises, provided, however, a copy of all such default notices and other services shall also be sent to Tenant at Tenant's notice address in accordance with the requirements of this Paragraph 32.

C. REQUIRED NOTICES. Tenant shall immediately notify Landlord in writing of any notice received by Tenant of a violation or a potential or alleged violation of any Regulation that relates to the Premises or the Project, or of any inquiry, investigation, enforcement or other action that is instituted or threatened by any governmental or regulatory agency against Tenant or any other occupant of the Premises, or any claim that is instituted or threatened by any third party that relates to the Premises or the Project.

                              33. ATTORNEYS' FEES

If Landlord places the enforcement of this Lease, or any part hereof, or the collection of any Rent due, or to become due hereunder, or recovery of possession of the Premises in the hands of an attorney, Tenant shall pay to Landlord, upon demand, Landlord's reasonable attorneys' fees and court costs, whether incurred without trial, at trial, appeal or review. In any action which Landlord or Tenant brings to enforce its respective rights hereunder, the unsuccessful party shall pay all costs incurred by the prevailing party, including reasonably attorneys' fees, to be fixed by the court, and said costs and attorneys' fees shall be a part of the judgment in said action.

                           34. SUCCESSORS AND ASSIGNS

This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent assignment is approved by Landlord as provided hereunder, Tenant's assigns.

                               35. FORCE MAJEURE

If performance by a party of any portion of this Lease is made impossible by any prevention, delay, or stoppage caused by strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes for those items, government actions, civil commotions, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform, performance by that party for a period equal to the period of that prevention, delay, or stoppage is excused. Tenant's obligation to pay Rent, however, is not excused by this Paragraph 35.

                           36. SURRENDER OF PREMISES

Tenant shall, upon expiration or sooner termination of this Lease, surrender the Premises to Landlord in the same condition as existed on the date Tenant originally took possession thereof, including, but not limited to, all interior walls cleaned, all holes in walls repaired, all floors broom cleaned and in good condition except for ordinary wear and tear and free of any unusual or extra-ordinary Tenant-introduced marking or painting, all to the reasonable satisfaction of Landlord. Tenant shall remove all of its debris from the Project. At or before the time of surrender, Tenant shall comply with the terms of Paragraph 12.A. hereof with respect to Alterations to the Premises and all other matters addressed in such Paragraph. If the Premises are not so surrendered at the expiration or sooner termination of this Lease, the provisions of Paragraph 25 hereof shall apply. All keys to the Premises or any part thereof shall be surrendered to Landlord upon expiration or sooner termination of the Term. Tenant shall meet with Landlord for a joint inspection of the Premises at the time of vacating, but nothing contained herein shall be construed as an extension of the Term or as a consent by Landlord to any holding over by Tenant. In the event of Tenant's failure to participate in such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall conclusively be deemed correct for purposes of determining Tenant's responsibility for repairs and restoration. Any delay caused by Tenant's failure to carry out its obligations under this Paragraph 36 beyond the term hereof, shall constitute unlawful and illegal possession of Premises under Paragraph 25 hereof.

                                  37. PARKING

        So long as Tenant and/or Tenant's Parties is/are occupying the Premises, Tenant and Tenant's Parties shall have the right to use up to the number of parking spaces, if any, specified in the Basic Lease Information on an unreserved, nonexclusive, first come, first served basis, for passenger-size automobiles, in the parking areas in the Project designated from time to time by Landlord for use in common by tenants of the Building.

    Tenant may request additional parking spaces from time to time and if Landlord in its sole discretion agrees to make such additional spaces available for use by Tenant, such spaces shall be provided on a month-to-month unreserved and nonexclusive basis (unless otherwise agreed in writing by Landlord), and subject to such parking charges as Landlord shall determine, and shall otherwise be subject to such terms and conditions as Landlord may require.

    Tenant shall at all times comply and shall cause all Tenant's Parties and visitors to comply with all Regulations and any rules and regulations established from time to time by Landlord relating to parking at the Project, including any keycard, sticker or other identification or entrance system, and hours of operation, as applicable.

    Except to the extent such damage or liability is caused by the gross negligence or willful misconduct of Landlord, Landlord's agents, employees or representatives, Landlord shall have no liability for any damage to property or other items located in the parking areas of the Project, nor for any personal injuries or death arising out of the use of parking areas in the Project by Tenant or any Tenant's Parties. Without limiting the foregoing, if Landlord arranges for the parking areas to be operated by an independent contractor not affiliated with Landlord, Tenant acknowledges that Landlord shall have no liability for claims arising through acts or omissions of such independent contractor. In all events, Tenant agrees to look first to its insurance carrier and to require that Tenant's Parties look first to their respective insurance carriers for payment of any losses sustained in connection with any use of the parking areas.

    Landlord reserves the right to assign specific spaces, and to reserve spaces for visitors, small cars, disabled persons or for other tenants or guests, and Tenant shall not park and shall not allow Tenant's Parties to park in any such assigned or reserved spaces. Tenant may validate visitor parking by such method as Landlord may approve, at the validation rate from time to time generally applicable to visitor parking. Landlord also reserves the right to alter, modify, relocate or close all or any portion of the parking areas in order to make repairs or perform maintenance service, or to restripe or renovate the parking areas, or if required by casualty, condemnation, act of God, Regulations or for any other reason deemed reasonable by Landlord provided, however, such alteration, modification or relocation shall not materially decrease the number of spaces or have a material adverse effect on Tenant's use.

    Tenant shall pay to Landlord (or Landlord's parking contractor, if so directed in writing by Landlord), as Additional Rent hereunder, the monthly charges established from time to time by Landlord for parking in such parking areas (which shall initially be the charge specified in the Basic Lease Information, as applicable). Such parking charges shall be payable in advance with Tenant's payment of Basic Rent. No deductions from the monthly parking charge shall be made for days on which the Tenant does not use any of the parking spaces entitled to be used by Tenant. Notwithstanding anything to the contrary, Tenant's employees actually employed at the Premises shall not be charged for daily parking in the allotted number of parking spaces pursuant to this Lease during the initial six (6) year term of the Lease, however, Landlord reserves the right to assess a parking fee to any of Tenant's employees who, from time to time, leaves their vehicles in the parking area for any extended period of time.

                               38. MISCELLANEOUS

A. GENERAL. The term "Tenant" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their respective successors, executors, administrators and permitted assigns, according to the context hereof.

B. TIME. Time is of the essence regarding this Lease and all of its provisions.

C. CHOICE OF LAW. This Lease shall in all respects be governed by the laws of the State of California.

D. ENTIRE AGREEMENT. This Lease, together with its Exhibits, addenda and attachments and the Basic Lease Information, contains all the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its Exhibits, addenda and attachments and the Basic Lease Information.

E. MODIFICATION. This Lease may not be modified except by a written instrument signed by the parties hereto. Tenant accepts the area of the Premises as specified in the Basic Lease Information as the approximate area of the Premises for all purposes under this Lease, and acknowledges and agrees that no other definition of the area (rentable, usable or otherwise) of the Premises shall apply. Tenant shall in no event be entitled to a recalculation of the square footage of the Premises, rentable, usable or otherwise, and no recalculation, if made, irrespective of its purpose, shall reduce the Tenant's obligations under this Lease in any manner, including without limitation the amount of Base Rent payable by Tenant or Tenant's Proportionate Share of the Building and of the Project.

F. SEVERABILITY. If, for any reason whatsoever, any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

G. RECORDATION. Tenant shall not record this Lease or a short form memorandum hereof.

H. EXAMINATION OF LEASE. Submission of this Lease to Tenant does not constitute an option or offer to lease and this Lease is not effective otherwise until execution and delivery by both Landlord and Tenant.

I. ACCORD AND SATISFACTION. No payment by Tenant of a lessor amount than the total Rent due nor any endorsement on any check or letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction of full payment of Rent, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue other remedies. All offers by or on behalf of Tenant of accord and satisfaction are hereby rejected in advance.

J. EASEMENTS. Landlord may grant easements on the Project and dedicate for public use portions of the Project without Tenant's consent; provided that no such grant or dedication shall materially interfere with Tenant's Permitted Use of the Premises. Upon Landlord's request, Tenant shall execute, acknowledge and deliver to Landlord documents, instruments, maps and plats necessary to effectuate Tenant's covenants hereunder.

K. DRAFTING AND DETERMINATION PRESUMPTION. The parties acknowledge that this Lease has been agreed to by both the parties, that both Landlord and Tenant have consulted with attorneys with respect to the terms of this Lease and that no presumption shall be created against Landlord because Landlord drafted this Lease. Except as otherwise specifically set forth in this Lease, with respect to any consent, determination or estimation of Landlord required or allowed in this Lease or requested of Landlord, Landlord's consent, determination or estimation shall be given or made solely by Landlord in Landlord's good faith opinion, whether or not objectively reasonable. If Landlord fails to respond to any request for its consent within the time period, if any, specified in this Lease, Landlord shall be deemed to have disapproved such request.

L. EXHIBITS. The Basic Lease Information, and the Exhibits, addenda and attachments attached hereto are hereby incorporated herein by this reference and made a part of this Lease as though fully set forth herein.

M. NO LIGHT, AIR OR VIEW EASEMENT. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Building shall in no way affect this Lease or impose any liability on Landlord.

N. NO THIRD PARTY BENEFIT. This Lease is a contract between Landlord and Tenant and nothing herein is intended to create any third party benefit.

O. QUIET ENJOYMENT. Upon payment by Tenant of the Rent, and upon the observance and performance of all of the other covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall be entitled to peaceably and quietly hold and enjoy the Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to all of the other terms and conditions of this Lease. Landlord shall not be liable for any hindrance, interruption, interference or disturbance by other tenants or third persons, nor shall Tenant be released from any obligations under this Lease because of such hindrance, interruption, interference or disturbance.

P. COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be deemed an original.

Q. MULTIPLE PARTIES. If more than one person or entity is named herein as Tenant, such multiple parties shall have joint and several responsibility to comply with the terms of this Lease.

R. PRORATIONS. Any Rent or other amounts payable to Landlord by Tenant hereunder for any fractional month shall be prorated based on a month of 30 days. As used herein, the term "fiscal year" shall mean the calendar year or such other fiscal year as Landlord may deem appropriate.

                                39. GROUND LEASE

     Tenant acknowledges and agrees that Landlord leases the land underlying the Project pursuant to a ground lease (the "GROUND LEASE") under which Landlord is the lessee and Metro Center Tower, LLC ("GROUND LESSOR") is the lessor. Tenant further acknowledges that this Lease is subject and subordinate to the Ground Lease; provided however, Tenant shall be entitled to the benefits and protections set forth in Section 12.4 of the Ground Lease. Tenant hereby agrees it shall not take any action which would constitute a violation of the Ground Lease. Landlord represents to Tenant that this Lease is not prohibited by and does not contravene the terms and conditions of the Ground Lease. In the event that Ground Lessor succeeds to the interest of Landlord under this Lease, Tenant agrees, at the written request of Ground Lessor, to attorn to Ground Lessor or at the option of Ground Lessor, to enter into any new lease with Ground Lessor for the balance of the Term hereof and on substantially the same terms and conditions as are contained in this Lease.

                           40. ADDITIONAL PROVISIONS

Rent for the Premises shall be as follows:

Months 1-12         $112,143.36 per month plus Tenant's Proportionate Share of
                    Operating Expense per Paragraph 7 of this Lease Agreement.
                    Operating Expenses through December, 2000 are estimated to be $28,302.85 per month. Direct operating expenses are estimated a year in advance and collected on a monthly basis. Any adjustments necessary (up or down) will be made at the end of the operating year.

Months 13-24        $116,629.09 per month plus Tenant's Proportionate Share of
                    Operating Expense per Paragraph 7 of this Lease Agreement.

Months 25-36        $121,294.26 per month plus Tenant's Proportionate Share of
                    Operating Expense per Paragraph 7 of this Lease Agreement.

Months 37-48        $126,146.03 per month plus Tenant's Proportionate Share of
                    Operating Expense per Paragraph 7 of this Lease Agreement.

Months 49-60        $131,191.87 per month plus Tenant's Proportionate Share of
                    Operating Expense per Paragraph 7 of this Lease Agreement.

Months 61-72        $136,439.54 per month plus Tenant's Proportionate Share of
                    Operating Expense per Paragraph 7 of this Lease Agreement.

                              41. OPTION TO RENEW

Tenant shall, provided this Lease is in full force and effect, that no uncured Event of Default exists under any of the terms and conditions of this Lease and Tenant has not been in default more than three (3) times over the initial term of the Lease, Tenant shall have one (1) successive option to renew this Lease for a term of five (5) years, for the Premises in an "as is" condition and on the same terms and conditions set forth in this Lease, except as modified by the terms, covenants and conditions set forth below:

     (1) If Tenant elects to exercise such option, then Tenant shall provide Landlord with written notice twelve (12) months prior to the expiration of the then current term of this Lease. If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the term of this Lease.

     (2) The Base Rent in effect at the expiration of the then current term of this Lease shall be amended to reflect the current fair market rental for comparable space in the Building or Project and in other similar buildings in the San Mateo/Foster City/Redwood Shores area as of the date the renewal term is to commence, taking into account the specific provisions of this Lease which will remain constant, and the Building amenities, location, identity, quality, age, conditions, term of lease, tenant improvements, services provided, and other pertinent items.

     (3) Landlord shall advise Tenant of the new Base Rent for the Premises for the applicable renewal term which will be based on Landlord's reasonable determination of fair market rental value, as well as additional terms and conditions for the renewal term, no later than fifteen (15) business days after receipt of notice of Tenant's exercise of its option to renew. Tenant shall have forty-five (45) days after receipt of such notification from Landlord to accept the new Base Rent, terms and conditions. If Tenant does not accept Landlord's determination of the new Base Rent, terms and conditions within such forty-five (45) day period, this option shall be null and void, and Landlord shall have no further obligation to Tenant and may enter into a lease for the Premises with a third party on such terms and conditions as Landlord may determine in its sole discretion.

     (4) Notwithstanding anything to the contrary contained in this Paragraph, Landlord shall have no obligation to provide or pay for any tenant improvements or brokerage commissions during any renewal term.

     (5) Tenant's right to exercise the option to renew under this Paragraph shall be conditioned upon Tenant occupying the entire Premises and the same not being occupied by any assignee, subtenant or licensee other than Tenant or its affiliate at the time of exercise of any option and commencement of the renewal term. Tenant's exercise of any option to renew shall constitute a representation by Tenant to Landlord that as of the date of exercise of the option and the commencement of the applicable renewal term, Tenant does not intend to seek to assign this Lease in whole or in part, or sublet all or any portion of the Premises.

     (6) Any exercise by Tenant of any option to renew under this Paragraph shall be irrevocable. If requested by Landlord, Tenant agrees to execute a lease amendment reflecting the foregoing terms and conditions, prior to the commencement of the renewal term. The option to renew granted under this Paragraph is not transferable; the parties hereto acknowledge and agree that they intend that each option to renew this Lease under this Paragraph shall be "personal" to the specific Tenant named in this Lease and that in no event will any assignee or sublessee have any rights to exercise such option to renew.

     (7) Notwithstanding anything to the contrary contained herein, reference made within this Paragraph 41 to Tenant shall mean Tenant and Tenant's Affiliates as provided under Paragraph 21.A(3) Permitted Transfers except it shall not include sublease Affiliates.

                           42.  RIGHT OF FIRST OFFER

Provided that no uncured Event of Default exists of any terms and conditions of this Lease, Tenant shall have a right of first offer to lease the following: a) approximately 5,190 square feet ("Suite 300") and approximately 2,263 square feet ("Suite 340") on the 3rd floor of the building as shown on Exhibits D-1 and D-2 and (b) approximately 8,175 square feet (Suite "450") on the 4th floor of the building as shown in Exhibit D-3 to the extent that Suite 450 is not used by Landlord for Landlord's offices, Building Amenities or Common Area at such time as such additional space is vacated by the prior tenant. Upon notification by Landlord in writing of the availability of space and the terms and conditions on which Landlord is willing to lease such additional space to Tenant, Tenant shall have five (5) business days to notify Landlord in writing of Tenant's desire to exercise Tenant's right of first offer on the terms and conditions. In the event Tenant fails to give Landlord notice of Tenant's election to lease such additional space within such time period, Tenant shall have no further right, title or interest in such additional space and this right of first offer shall terminate. If, on the other hand, Tenant exercises its right of first offer in the manner prescribed, Tenant shall immediately deliver to Landlord payment for the first month's rent for such additional space (in the same manner as provided for in this Lease), and the lease amendment for such additional space shall be consummated without delay in accordance with the terms and conditions set forth in Landlord's notice. Such additional space shall be leased to Tenant on an "as is" basis and Landlord shall have no obligation to improve such additional space or grant Tenant any improvement allowance thereon. Notwithstanding anything to the contrary herein contained, Tenant's right to the expansion premises shall be conditioned upon the following: (i) at the time Tenant agrees to accept the expansion premises and at the time of the commencement of the term for the expansion premises, Tenant shall be in possession of and occupying the primary premises for the conduct of its business therein and the same shall not be occupied by any assignee, subtenant or licensee and, provided further, that the option for additional space shall be applicable hereunder only if the expansion premises will actually be occupied by Tenant and (ii) the agreement of acceptance shall constitute a representation by Tenant to Landlord, effective as of the date of the agreement of acceptance and as of the date of commencement of the lease for the expansion premises, that Tenant does not intend to assign the lease for the expansion premises, in whole or in part or sublet all or any portion of the Premises, the election to expand being for the purpose of utilizing the expansion premises for Tenant's purposes in the conduct of Tenant's business therein. Notwithstanding anything to the contrary contained herein, reference made within this Paragraph 42 to Tenant shall mean Tenant and Tenant's Affiliates as provided under Paragraph 21.A(3) Permitted Transfers except it shall not include sublease Affiliates.

                             43.  EARLY POSSESSION

Upon full execution of this Lease, Tenant shall have the right to take possession of the 5th floor Premises ("Suite 500") on or about March 1, 2000 for the sole purpose of performing tenant improvements with all terms and conditions of this Lease in full force and effect, excluding payment of rent and Operating Expenses.

                            44.  TENANT IMPROVEMENT

Tenant accepts the Premises in its "as it" condition and acknowledges that it has had an opportunity to inspect the Premises prior to signing the Lease. Landlord shall provide a Tenant Improvement Allowance ("Tenant Improvement Allowance") of One Hundred Twenty Five Thousand Dollars ($125,000.00) to be used toward the total cost of design, engineering, city and other agency fees, and construction cost for the tenant improvements ("Tenant Improvements"), including carpet, paint, and other minor construction. Said improvements are to be determined and mutually agreed upon by Landlord and Tenant. Tenant shall be responsible for any Tenant Improvements exceeding Landlord's contribution.

Should said Tenant Improvements be less than $125,000.00, Landlord will be obligated for only those amounts expended. The tenant improvement allowance shall be applicable only to costs incurred and work performed within 120 days from the Term Commencement Date.

Landlord and/or Tenant shall retain the services of the space planner/architect mutually agreed upon by Landlord and Tenant (the "Space Planner") to prepare a to prepare detailed plans, specifications and working drawings for the construction of the tenant improvements (the "Plans") mutually satisfactory to Landlord and Tenant for the construction of the Tenant Improvements in the Premises. Landlord shall have no responsibility or liability whatsoever for any errors or omissions contained in the Space Plan or Plans, or to verify dimensions or conditions, or for the quality, design or compliance with applicable Regulation of any improvements described therein or constructed in accordance therewith.

Specifications and quantities of standard building components which will comprise and be used in the construction of the Tenant Improvements ("Standards") are set forth in Exhibit C-Schedule 1. As used herein, "Standards" or "Building Standards" shall mean the standards for a particular item selected from time to time by Landlord for the Building, including those set forth on Exhibit C-Schedule 1, or such other standards of equal or better quality as may be mutually agreed between Landlord and Tenant in writing.

Upon Tenant's approval of the Plans including the estimate of the cost of the Tenant Improvements, and Landlord's and Tenant's agreement for payment of any such estimated cost exceeding the amount of the Tenant Improvement Allowance, Landlord shall cause a contractor, which contractor has been mutually agreed upon by Landlord and Tenant, to proceed to secure a building permit and commence construction of the Tenant Improvements provided that Tenant shall cooperate with Landlord in executing permit applications and performing other actions reasonably necessary to enable Landlord to obtain any required permits or certificates of occupancy, and provided further that the Building has in Landlord's discretion reached the stage of construction where it is appropriate to commence construction of the Tenant Improvements in the Premises.

Landlord's administrative fee for the initial Tenant Improvements shall be mutually agreed upon by Landlord and Tenant, however, such fee shall not exceed five percent (5%) of such tenant improvement costs. Tenant and Landlord agree that an administrative fee will not be charged on the initial Tenant Improvement allowance of $125,000.00.

Landlord shall not be liable for any direct or indirect damages suffered by Tenant as a result of delays in construction beyond Landlord's reasonable control, including, but not limited to, delays due to strikes or unavailability of materials or labor, on delays caused by tenant (including delays by the Space Planner, the contractor or anyone else performing services on behalf of Landlord or Tenant).

Promptly after substantial completion of the Tenant Improvements, Landlord and Tenant shall conduct an inspection of the Premises to develop a punchlist of items of the Tenant Improvements that are not complete or that require corrections. Upon receipt of such punchlist, Landlord shall proceed diligently to cause the contractor to remedy such items. Substantial completion shall not be delayed notwithstanding delivery of any such punchlist.

In addition, with respect to the 5th floor Premises ("Suite 500"), Landlord will provide those Premises to Tenant in a broom clean condition, and all Building Systems shall be in good working order as of the Term Commencement Date.

                                45.   OCCUPANCY

Notwithstanding anything to the contrary herein, Landlord acknowledged that Tenant utilizes Suite 860 as a training center. Landlord's acknowledgement of the use of Suite 860 as a training center is personal to Tenant and to any Affiliate of Tenant which is a permitted asignee pursuant to Paragraph 21 above, and the acknowledgement hereunder shall be null and void upon any other assignment or sublease of the Premises.

                           44.-46. JURY TRIAL WAIVER

EACH PARTY HERETO (WHICH INCLUDES ANY ASIGNEE, SUCCESSOR HEIR OR PERSONAL REPRESENTATIVE OF A PARTY) SHALL NOT SEEK A JURY TRIAL, HEREBY WAIVES TRIAL BY JURY, AND HEREBY FURTHER WAIVES ANY OBJECTION TO VENUE IN THE COUNTY IN WHICH THE BUILDING IS LOCATED, AND AGREES AND CONSENTS TO PERSONAL JURISDICTION OF THE COURTS OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IN ANY ACTION OR PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUTE, EMERGENCY OR OTHERWISE, WHETHER ANY OF THE FOREGOING IS BASED ON THIS LEASE OR ON TORT LAW. EACH PARTY REPRESENTS THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL CONCERNING THE EFFECT OF THIS PARAGRAPH 46. THE PROVISIONS OF THIS PARAGRAPH 46 SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and the year first above written.


                              LANDLORD



                              Spieker Properties, L.P.,
                              a California limited partnership


                              By:  Spieker Properties, Inc.
                                   a Maryland corporation,
                                   its general partner


                                   By:  /s/ NANCY B. GILLE
                                       ----------------------------
                                       Nancy B. Gille
                                       Its: Vice President

                                   Date:    1/5/2000
                                        ---------------------------
                              TENANT


                              Hyperion Solutions Corporation,
                              a Delaware corporation


                                   By:  /s/ DAVID WEINBERG
                                       ----------------------------
                                       David Weinberg
                                       Vice President

                                   Date:   12/29/99
                                        ---------------------------

                                   EXHIBIT A
                             RULES AND REGULATIONS

1. Driveways, sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways shall not be obstructed by tenants or used by tenants for any purpose other than for ingress to and egress from their respective premises. The driveways, sidewalks, halls, passages, exits, entrances, elevators and stairways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building, the Project and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of such tenant's business unless such persons are engaged in illegal activities. No tenant, and no employees or invitees of any tenant, shall go upon the roof of any Building, except as authorized by Landlord. No tenant, and no employees or invitees of any tenant shall move any common area furniture without Landlord's consent.

2. No sign, placard, banner, picture, name, advertisement or notice, visible from the exterior of the Premises or the Building or the common areas of the Building shall be inscribed, painted, affixed, installed or otherwise displayed by Tenant either on its Premises or any part of the Building or Project without the prior written consent of Landlord in Landlord's sole and absolute reasonable discretion. Landlord shall have the right to remove any such sign, placard, banner, picture, name, advertisement, or notice without notice to and at the expense of Tenant, which were installed or displayed in violation of this rule. If Landlord shall have given such consent to Tenant at any time, whether before or after the execution of Tenant's Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of the Lease, and shall be deemed to relate only to the particular sign, placard, banner, picture, name, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any other such sign, placard, banner, picture, name, advertisement or notice.

     All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person or vendor approved by Landlord and shall be removed by Tenant at the time of vacancy at Tenant's expense.

3. The directory of the Building or Project will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to charge for the use thereof and to exclude any other names therefrom.

4. No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window or door on the Premises without the prior written consent of Landlord. In any event with the prior written consent of Landlord, all such items shall be installed inboard of Landlord's standard window covering and shall in no way be visible from the exterior of the Building. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent or of a quality, type, design, and bulb color approved by Landlord. No articles shall be placed or kept on the window sills so as to be visible from the exterior of the Building. No articles shall be placed against glass partitions or doors which Landlord considers unsightly from outside Tenant's Premises.

5. Landlord reserves the right to exclude from the Building and the Project, between the hours of 6 p.m. and 8 a.m. and at all hours on Saturdays, Sundays and legal holidays, all persons who are not tenants or their accompanied guests in the Building. Each tenant shall be responsible for all persons for whom it allows to enter the Building or the Project and shall be liable to Landlord for all actions of such persons.

     Landlord and its agents shall not be liable for damages for any error concerning the admission to, or exclusion from, the Building or the Project of any person.

     During the continuance of any invasion, mob, riot, public excitement or other circumstance rendering such action advisable in Landlord's opinion, Landlord reserves the right (but shall not be obligated) to prevent access to the Building and the Project during the continuance of that event by any means it considers appropriate for the safety of tenants and protection of the Building, property in the Building and the Project.

6. All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness of its Premises. Landlord shall in no way be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to Tenant's property by the janitor or any other employee or any other person.

7. Tenant shall see that all doors of its Premises are closed and securely locked and must observe strict care and caution that all water faucets or water apparatus, coffee pots or other heat-generating devices are entirely shut off before Tenant or its employees leave the Premises, and that all utilities shall likewise be carefully shut off, so as to prevent waste or damage. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or Project or by Landlord for noncompliance with this rule. On multiple-tenancy floors, all tenants shall keep the door or doors to the Building corridors closed at all times except for ingress and egress.

8. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord. As more specifically provided in Tenant's lease of the Premises, Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning, and shall refrain from attempting to adjust any controls other than room thermostats installed for Tenant's use.

9. Landlord will furnish Tenant free of charge with two keys to each door in the Premises. Landlord may make a reasonable charge for any additional keys, and Tenant shall not make or have made additional keys. Tenant shall not alter any lock or access device or install a new or additional lock or access device or bolt on any door of its Premises, without the prior written consent of Landlord. If Landlord shall give its consent, Tenant shall in each case furnish Landlord with a key for any such lock. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys for all doors which have been furnished to Tenant and in the event of loss of any keys so furnished, shall pay Landlord therefor.

10. The restrooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown into them. The expense of any breakage, stoppage, or damage resulting from violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused the breakage, stoppage, or damage.

11. Tenant shall not use or keep in or on the Premises, the Building or the Project any kerosene, gasoline, or inflammable or combustible fluid or material.

12. Tenant shall not use, keep or permit to be used or kept in its Premises any foul or noxious gas or substance. Tenant shall not allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought or kept in or about the Premises, the Building, or the Project.

13. No cooking shall be done or permitted by any tenant on the Premises, except that use by the Tenant of Underwriters' Laboratory (UL) approved equipment, refrigerators and microwave ovens may be used in the Premises for the preparation of coffee, tea, hot chocolate and similar beverages, storing and heating food for tenants and their employees shall be permitted. All uses must be in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations and the Lease.

14. Except with the prior written consent of Landlord, Tenant shall not sell, or permit the sale, at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on the Premises, nor shall Tenant carry on, or permit or allow any employees or other person to carry on, the business of stenography, typewriting or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises be used for the storage of merchandise or for manufacturing of any kind, or the business of a public barber shop, beauty parlor, nor shall the Premises be used for any illegal, improper, immoral or objectionable purpose, or any business or activity other than that specifically provided for in such Tenant's Lease. Tenant shall not accept hairstyling, barbering, shoeshine, nail, massage or similar services in the Premises or common areas except as authorized by Landlord.

15. If Tenant requires telegraphic, telephone, telecommunications, data processing, burglar alarm or similar services, it shall first obtain any comply with, Landlord's reasonable instructions in their installation. The cost of purchasing, installation and maintenance of such services shall be borne solely by Tenant.

16. Landlord will direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed. No boring or cutting for wires will be allowed without the prior written consent of Landlord. The location of burglar alarms, telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord.

17. Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or any other device on the exterior walls or the roof of the Building, without Landlord's consent. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building, the Project or elsewhere.

18. Tenant shall not unreasonably mark, or drive nails, screws or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof without Landlord's consent. Tenant may install reasonable and customary nails and screws in areas of the Premises for decorative purposes. Tenant shall not lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of its Premises in any manner except as approved in writing by Landlord. The expense of repairing any damage resulting from a violation of this rule or the removal of any floor covering shall be borne by the tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

19. No furniture, freight, equipment, materials, supplies, packages, merchandise or other property will be received in the Building or carried up or down the elevators except between such hours and in such elevators as shall be designated by Landlord.

     Freight elevator usage is available between the hours of 7:30 AM to 8:00 AM, 9 AM to 11:30 AM, 1:00 PM to 4:30 PM and 5:30 PM to 7:30 PM Monday through Friday and is by reservation only. All deliveries must be completed by 7:30 PM and are restricted by the Foster City Noise Ordinance, Chapter
     17.68 of the Foster City Municipal code.

     Freight elevator usage on Saturdays, Sundays and Holidays must be requested in writing to Landlord within two (2) business days prior to such deliver. Such deliveries are restricted by the Foster City Noise Ordinance, Chapter 17.68 of the Foster City Municipal Code.

     Tenant shall not place a load upon any floor of its Premises which exceeds the load per square foot which such floor was designed to carry or which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all safes, furniture or other heavy equipment brought into the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as determined by Landlord to be necessary to properly distribute the weight thereof. Landlord will not be responsible for loss of or damage to any such safe, equipment or property from any cause, and all damage done to the Building by moving or maintaining any such safe, equipment or other property shall be repaired at the expense of Tenant.

     Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord.

20. Tenant shall not install, maintain or operate upon its Premises any vending machine without the written consent of Landlord.

21. There shall not be used in any space, or in the public areas of the Project either by tenant or others, any hand trucks except those equipped with rubber tires and side guards or such other material handling equipment as Landlord may approve. Tenants using hand trucks shall be required to use the freight elevator, or such elevator as Landlord shall designate. No other vehicles of any kind shall be brought by Tenant into or kept in or about its Premises.

22. Each tenant shall store all its trash and garbage within the interior of the Premises. Tenant shall not place in the trash boxes or receptacles any personal trash or any material that may not or cannot be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city, without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes and at such times as Landlord shall designate. If the Building has implemented a building-wide recycling program for tenants, Tenant shall use good faith efforts to participate in said program.

     Tenant shall not place a debris box in on or about the Premises, the Building or the Project without Landlord's prior written approval. Landlord's approval is predicated upon receipt of approval from the City of Foster City. Tenant shall give notice to Landlord not less than seven (7) business days prior to such request.

23. Canvassing, soliciting, distribution of handbills or any other written material and peddling in the Building and the Project are prohibited and each tenant shall cooperate to prevent the same. No tenant shall make room-to-room solicitation of business from other tenants in the Building or the Project, without the written consent of Landlord.

24. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Building and the Project, except Landlord shall provide reasonable written notice.

25. Landlord reserves the right to exclude or expel from the Project any person who, in Landlord's judgment, is under the influence of alcohol or drugs or who commits any act in violation of any of these Rules and Regulations.

26. Without the prior written consent of Landlord, Tenant shall not use the name of the Building or the Project or any photograph or other likeness of the Building or the Project in connection with, or in promoting or advertising, Tenant's business except that Tenant may include the Building's or Project's name in Tenant's address.

27. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

28. Tenant shall comply with the Foster City Noise Ordinance Chapter 17.68 of the Foster City Municipal code.

29. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

30. The requirements of Tenant will be attended to only upon appropriate application at the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employees of Landlord will admit any person (tenant or otherwise) to any office without specific instructions from Landlord.

31. Landlord reserves the right to designate the use of the parking spaces on the Project. Tenant or Tenant's guests shall park between designated parking lines only, and shall not occupy two parking spaces with one car. Parking spaces shall be for passenger vehicles only; no boats, trucks, trailers, recreational vehicles or other types of vehicles may be parked in the parking areas (except that trucks may be loaded and unloaded in designated loading areas). Vehicles in violation of the above shall be subject to tow-away, at vehicle owner's expense. Vehicles parked on the Project overnight without prior written consent of the Landlord shall be deemed abandoned and shall be subject to tow-away at vehicle owner's expense. No tenant of the Building shall park in visitor or reserved parking areas. Any tenant found parking in such designated visitor or reserved parking areas or unauthorized areas shall be subject to tow-away at vehicle owner's expense. The parking areas shall not be used to provide car wash, oil changes, detailing, automotive repair or other services unless otherwise approved or furnished by Landlord. Tenant will from time to time, upon the request of Landlord, supply Landlord with a list of license plate numbers of vehicles owned or operated by its employees or agents.

32. Tenant or Tenant's guests shall not park in the loading zone at any time. Tenant or Tenant's guests vehicles parked in the loading zone shall be subject to tow-away at vehicle owner's expense.

     Tenant deliveries are to be made in the building loading zone only. No vehicles exceeding the length of 24 feet can make deliveries without prior written approval from Landlord. Tenant shall give Landlord not less than five (5) business days prior written notice of the commencement of such delivery. All time limits, fire lanes and parking restrictions shall be enforced and vehicles in violation of the above shall be subject to tow-away, at vehicle owner's expense.

     All deliveries are subject to the restrictions of the Foster City Noise Ordinance Chapter 17.68 of the Foster City Municipal code.

     Tenant must advise all delivery vehicle personnel to refrain from using the residential streets at all times (specifically but not limited to Village
     Lane).

33. No smoking of any kind shall be permitted anywhere within the Building, including, without limitation, the Premises and those areas immediately adjacent to the entrances and exits to the Building, or any other area as Landlord elects. Smoking in the Project is only permitted in smoking areas identified by Landlord, which may be relocated from time to time.

34. If the Building furnishes common area conferences rooms for tenant usage, Landlord shall have the right to control each tenant's usage of the conference rooms, including limiting tenant usage so that the rooms are equally available to all tenants in the Building. Any common area amenities or facilities shall be provided from time to time at Landlord's discretion.

35. Tenant shall not swap or exchange building keys or cardkeys with other employees or tenants in the Building or the Project.

36. Tenant shall be responsible for the observance of all of the foregoing Rules and Regulations by Tenant's employees, agents, clients, customers, invitees and guests.

37. These Rules and Regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Project.

38. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the Building.

39. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and the Project and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations herein stated and any additional rules and regulations which are adopted.

                                  [BLUEPRINT]


                                  Exhibit B-1
                                   Suite 400
                                 950 Tower Lane
                             Foster City, CA 94404

                                  [BLUEPRINT]

                                  Exhibit B-2
                                   Suite 500
                                 950 Tower Lane
                             Foster City, CA 94404

                                  [BLUEPRINT]

                                  Exhibit B-3
                                   Suite 860
                                 950 Tower Lane
                             Foster City, CA 94404

                                     [MAP]

                                  Exhibit B-4
                                  Metro Center
                                 950 Tower Lane
                             Foster City, CA 94404

                                   EXHIBIT C
                                   SCHEDULE 1

                               BUILDING STANDARDS

      The following constitutes the Building Standard tenant improvements
                   ("STANDARDS") in the quantities specified:

GENERAL

These standards are to be used in conjunction with tenant's space plan and improvements.

DOORS

Entry Doors: (Suite) 3'-0" by full height solid core, 20 minute fire label door with aluminum frame, lock set, closer and ball bearing butts.

Interior Doors: 3'-0" by full height solid core door with aluminum frame, latch set, door stop and standard butts. Door finish to be approved by Building Owner.

FINISHES

Demising Walls: 2-1/2" gauge metal studs, 24" on center, with one layer 5/8" thick drywall taped and sanded smooth for paint.

Interior Walls: same as demising wall.

Ceiling: (Acoustical) Donn "Fine line" or equal 2'-0" x 2'-0" suspended white grid with Cortega 2'-0" x 2'-0" acoustical tile.

Paint: Color to be selected from Landlord's building standard options.

Carpet: Building standard carpet, 38 oz. Design weave with 3/8" synthetic pad. Vinyl tile 1/8" thick in choice of building standard color.

Base: 2" Burke, continuous straight base (covered base to be used at hard surfaces).

VCT: 12" x 12" tile Armstrong.

Wallcovering: to be selected from Landlord's building standard selections.

SPECIALTIES

Fire Extinguishers: Two provided in building shell in a semi recessed cabinet with full glass door. One fire extinguisher, with rating of not less than 2-A:10B, for each 3000 usf within Tenant's space; travel from any portion of building not to exceed 75 feet; install in Tenant's space at location to be determined by Landlord and City of Foster City Fire Department.

FURNISHINGS

Window Blinds: Ground floor: Perforated P.V.C. Vertical blinds. Upper floors:
Horizontal mini-blinds.

ELECTRICAL

Lighting: 2'-0" x 4'-0" lay-in-light fixture, with 3 inch deep 18-cell parabolic lenses, two GE F32T8 lamps, Magna Tek electronic ballast, White reflector kit by Precision Reflector Designs, or approved equal.

Switching: (Duplex receptacles) Sierra 1400 or equal, ivory color, outlet height 18" above finish floor.

Telephone & Data Jacks: Single mud ring at 18" above finish floor.

                                  [BLUEPRINT]


                                  Exhibit D-1
                                Expansion Option
                             Third Floor: Suite 300
                                 950 Tower Lane
                            Foster City, California

                                  [BLUEPRINT]

                                  Exhibit D-2
                                Expansion Option
                             Third Floor: Suite 340
                                 950 Tower Lane
                            Foster City, California

                                  [BLUEPRINT]

                                  Exhibit D-3
                                Expansion Option
                            Fourth Floor: Suite 450
                                 950 Tower Lane
                            Foster City, California

                            FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this "1ST AMENDMENT") is made this 21st day of August 2000 between SPIEKER PROPERTIES, L.P., a California limited partnership, ("LANDLORD"), and Hyperion Solutions Corporation, a Delaware corporation ("TENANT").

     WHEREAS, Landlord and Tenant entered into a lease dated December 15, 1999, (as amended, the "LEASE"), for Suites 400, 500 and 860 located at 950 Tower Lane, Foster City, California (the "ORIGINAL PREMISES"), as more fully described in the Lease. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Lease; and

                                    RECITALS

     1. Landlord and Tenant entered into the Lease, in which Landlord leased to Tenant, and Tenant leased from Landlord the Original Premises located in the Building.

     2. Landlord, as Licensor thereunder, and Tenant, as Licensee thereunder, entered into that certain Parking License Agreement dated January 5, 2000 ("LICENSE"), wherein Licensor granted to Licensee the right and license to use parking spaces in the Project, all as more particularly set forth in the License.

     3. The parties hereto desire to extend the term of the Lease and consequently, the License, as set forth below.

     4. Landlord and Tenant desire by this 1st Amendment to amend the Lease to increase the size of the Premises by approximately 8,175 square feet of rentable area. The additional square footage is on the 4th floor of the Building thereto ("FIRST ADDITIONAL SPACE").

     WHEREAS, Landlord and Tenant desire to modify the Lease as provided herein.

     NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereby mutually agree as follows:

1. AMENDMENT OF LEASE. The Lease is amended as of the date first written above as follows:

     1.1  PREMISES

          The Premises shall be amended such that effective as of the term commencement date ("TERM COMMENCEMENT DATE"), approximately 8,175 square feet of rentable space on the 4th floor of the Building, known as Suite 450 ("First Additional Space") shall be added to the Premises. Term Commencement Date shall be the earlier of October 1, 2000, or when Tenant occupies the First Additional Space. The total square footage of the Premises shall increase, as outlined in red on the attached EXHIBIT A, from 33,376 to 41,551 rentable square feet.

     1.2  TERM

          Landlord and Tenant hereby agree that the Term of the First Additional Space shall be ninety-six (96) months commencing October 1, 2000 and expiring on September 30, 2008. In addition, the Term of the Original Premises of approximately 33,376 rentable square feet is hereby extended to be coterminous with the First Additional Space.

     1.3  EARLY ACCESS

          Upon execution hereof, Tenant shall have the right to take possession of the First Additional Space for the purposes of constructing the Tenant Improvements in accordance with EXHIBIT B hereto, with all terms and conditions of this Lease in full force and effect, excluding payment of Rent and Operating Expenses.

1.4. BASIC RENT

     Basic Rent for the First Additional Space shall be as follows:

     10/1/00-9/30/01  $51,093.75 per month plus Tenant's Proportionate Share of
                      Operating Expense per Paragraph 7 of this Lease Agreement. Operating Expenses through December 2000 are estimated to be $6,932.00 per month. Direct operating expenses are estimated a year in advance and collected on a monthly basis. Any adjustment necessary (up or down) will be made at the end of the operating year.

     10/1/01-9/30/02  $52,647.00 per month plus Tenant's Proportionate Share of
                      Operating Expense per Paragraph 7 of this Lease Agreement.

     10/1/02-9/30/03  $54,200.25 per month plus Tenant's Proportionate Share of
                      Operating Expense per Paragraph 7 of this Lease Agreement.

     10/1/03-9/30/04  $55,835.25 per month plus Tenant's Proportionate Share of
                      Operating Expense per Paragraph 7 of this Lease Agreement.

     10/1/04-9/30/05  $57,470.25 per month plus Tenant's Proportionate Share of
                      Operating Expense per Paragraph 7 of this Lease Agreement.

     10/1/05-9/30/06  $59,268.75 per month plus Tenant's Proportionate Share of
                      Operating Expense per Paragraph 7 of this Lease Agreement.

     10/1/06-9/30/07  $60,985.50 per month plus Tenant's Proportionate Share of
                      Operating Expense per Paragraph 7 of this Lease Agreement.

     10/1/07-9/30/08  $62,865.75 per month plus Tenant's Proportionate Share of
                      Operating Expense per Paragraph 7 of this Lease Agreement.

     Basic Rent for the Original Premises shall be as follows:

     10/1/00-3/31/01  $112,143.36 per month plus Tenant's Proportionate Share of
                      Operating Expense per Paragraph 7 of this Lease Agreement. Operating Expenses through December 2000 are estimated to be $28,302.85 per month. Direct operating expenses are estimated a year in advance and collected on a monthly basis. Any adjustment necessary (up or down) will be made at the end of the operating year.

     4/1/01-3/31/02   $116,629.09 per month plus Tenant's Proportionate Share of
                      Operating Expense per Paragraph 7 of this Lease Agreement.

     4/1/02-3/31/03   $121,294.26 per month plus Tenant's Proportionate Share of
                      Operating Expense per Paragraph 7 of this Lease Agreement.

     4/1/03-3/31/04   $126,146.03 per month plus Tenant's Proportionate Share of
                      Operating Expense per Paragraph 7 of this Lease Agreement.

     4/1/04-3/31/05   $131,191.87 per month plus Tenant's Proportionate Share of
                      Operating Expense per Paragraph 7 of this Lease Agreement.

     4/1/05-3/31/06   $136,439.54 per month plus Tenant's Proportionate Share of
                      Operating Expense per Paragraph 7 of this Lease Agreement.

     4/1/06-9/30/06   $241,967.00 per month plus Tenant's Proportionate Share of
                      Operating Expense per Paragraph 7 of this Lease Agreement.

     10/1/06-9/30/07  $248,984.96 per month plus Tenant's Proportionate Share of
                      Operating Expense per Paragraph 7 of this Lease Agreement.

               10/1/07-9/30/08     $256,661.44 per month plus Tenant's
                                   Proportionate Share of Operating Expense per
                                   Paragraph 7 of this Lease Agreement.

     1.5.      EXPENSES

               Tenant's Proportional Share of the Building shall increase effective as of the Term Commencement Date from 8.60 to 10.71%.

     1.6       TENANT IMPROVEMENTS

               Tenant shall accept the First Additional Space in its "as-is" condition; however, Landlord shall deliver the First Additional Space with existing HVAC, electrical, and plumbing systems in good working order. Tenant Improvements to be mutually agreed upon between Landlord and Tenant.

     1.7       SATELLITE DISH

               Landlord acknowledges Tenant's desire to have "cable TV" at the Premises. Provided that Tenant's satellite specifications do not severally impact the existing rentable roof and riser space, Landlord shall not charge tenant for such space.

2. AMENDMENT OF PARKING LICENSE AGREEMENT. The License is amended as of the date first written above as follows:

     2.1       Type and number of Parking Spaces

               Commencing upon the First Additional Space Term Commencement Date and so long as Licensee leases the First Additional Space under the said Lease, Licensee shall be entitled to use up to an additional 27 parking spaces for a total of 137 unassigned automobile parking spaces.


Except as expressly modified above, all terms and conditions of the Lease remain in full force and effect and are hereby ratified and confirmed.

     IN WITNESS WHEREOF, the parties hereto have entered into this 1st Amendment as of the date first written above.

LANDLORD:                                    TENANT:
Spieker Properties, L.P.,                    Hyperion Solutions Corporation,
a California limited partnership             a Delaware corporation

By:  Spieker Properties, Inc.,               By:  /s/ David M. Weinberg
     a Maryland corporation                       ------------------------------
     its General Partner                          Its: Vice President, Finance
                                                       -------------------------

By:  /s/ Nancy B. Gille
     -------------------------------
     Nancy B. Gille
Its: Vice President

                                  [FLOOR PLAN]


                                   EXHIBIT A
                             FIRST ADDITIONAL SPACE
                                 950 TOWER LANE
                                   SUITE 450
                            FOSTER CITY, CALIFORNIA

                                   EXHIBIT B

                          LEASE IMPROVEMENT AGREEMENT

     1. In consideration of the mutual covenants contained in the Lease of which this EXHIBIT B is a part, Landlord agrees to perform the following initial tenant improvement work in the Premises ("TENANT IMPROVEMENTS"):

     NONE

     2. Without limiting the "as-is" provisions of the Lease, Tenant accepts the Premises in its "as-is" condition and acknowledges that Landlord has no obligation to make any changes or improvements to the Premises or to pay any costs expended or to be expended in connection with any such changes or improvements, other than the Tenant Improvements specified in Paragraph 1 of this EXHIBIT B.

     3. Tenant shall not perform any work in the Premises (including, without limitation, cabling, wiring, fixturization, painting, carpeting, replacements or repairs) except in accordance with Paragraphs 12 and 27 of the Lease.















                                   EXHIBIT B
                          LEASE IMPROVEMENT AGREEMENT

                           SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this "2nd AMENDMENT") is made on this 25th day of October, 2000 between SPIEKER PROPERTIES, L.P., a California limited partnership ("LANDLORD"), and Hyperion Solutions Corporation, a Delaware corporation ("TENANT").

     WHEREAS, Landlord and Tenant entered into a lease dated December 15, 1999, (as amended by First Amendment to Lease dated August 21, 2000, the "LEASE"), for Suites 400, 450, 500 and 860 located at 950 Tower Lane, Foster City, California (the "PREMISES"), as more fully described in the Lease. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Lease; and

                                    RECITALS

     1. Landlord and Tenant entered into the Lease, in which Landlord leased to Tenant, and Tenant leased from Landlord the Premises located in the Building.

     2. Landlord, as Licensor thereunder, and Tenant, as Licensee thereunder, entered into that certain Parking License Agreement dated January 5, 2000 ("LICENSE"), wherein Licensor granted to Licensee the right and license to use parking spaces in the Project, all as more particularly set forth in the License.

     3. Landlord and Tenant desire by this 2nd Amendment to amend the Lease to increase the size of the Premises by approximately 1,256 square feet of rentable area. The additional square footage is on the 4th floor of the Building thereto ("SECOND ADDITIONAL SPACE").

     WHEREAS, Landlord and Tenant desire to modify the Lease as provided herein.

     NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereby mutually agree as follows:

1. AMENDMENT OF LEASE. The Lease is amended as of the date first written above as follows:

     1.1  PREMISES

          The Premises shall be amended such that effective as of the term commencement date ("TERM COMMENCEMENT DATE"), approximately 1,256 square feet of rentable space on the 4th floor of the Building, ("Second Additional Space") shall be added to the Premises. Term Commencement Date shall be on November 1, 2000. The total square footage of the Premises shall increase, as outlined in red on the attached EXHIBIT A, from 41,551 to 42,807 rentable square feet.

     1.2  TERM

          Landlord and Tenant hereby agree that the Term of the Second Additional Space shall be ninety-five (95) months commencing November 1, 2000 and expiring on September 30, 2008.

     1.3  BASIC RENT

          Basic Rent for the Second Additional Space shall be as follows:

          11/1/00-9/30/01     $7,850.00 per month plus Tenant's Proportionate
                              Share of Operating Expense per Paragraph 7 of this
                              Lease Agreement. Operating Expenses through
                              December 2000 are estimated to be $928.00 per month. Direct operating expenses are estimated a year in advance and collected on a monthly basis.
                              Any adjustment necessary (up or down) will be made at the end of the operating year.

          10/1/01-9/30/02     $8,089.00 per month plus Tenant's Proportionate
                              Share of Operating Expense per Paragraph 7 of this
                              Lease Agreement.

          10/1/02-9/30/03     $8,327.00 per month plus Tenant's Proportionate
                              Share of Operating Expense per Paragraph 7 of this
                              Lease Agreement.

               10/1/03-9/30/04     $8,578.00 per month plus Tenant's
                                   Proportionate Share of Operating Expense per
                                   Paragraph 7 of this Lease Agreement.

               10/1/04-9/30/05     $8,830.00 per month plus Tenant's
                                   Proportionate Share of Operating Expense per
                                   Paragraph 7 of this Lease Agreement.

               10/1/05-9/30/06     $9,093.00 per month plus Tenant's
                                   Proportionate Share of Operating Expense per
                                   Paragraph 7 of this Lease Agreement.

               10/1/06-9/30/07     $9,370.00 per month plus Tenant's
                                   Proportionate Share of Operating Expense per
                                   Paragraph 7 of this Lease Agreement.

               10/1/07-9/30/08     $9,646.00 per month plus Tenant's
                                   Proportionate Share of Operating Expense per
                                   Paragraph 7 of this Lease Agreement.

     1.4       EXPENSES

               Tenant's Proportional Share of the Building shall increase effective as of the Term Commencement Date from 10.71% to 11.14%.

     1.5       TENANT IMPROVEMENTS

               Tenant shall accept the Second Additional Space in its "as-is" condition.

2. AMENDMENT OF PARKING LICENSE AGREEMENT. The License is amended as of the date first written above as follows:

     2.1       Type and number of Parking Spaces

               Commencing upon the Term Commencement Date and so long as Licensee leases the Second Additional Space under the said Lease, Licensee shall be entitled to use up to an additional 4 parking spaces for a total of 141 unassigned automobile parking spaces.

Except as expressly modified above, all terms and conditions of the Lease remain in full force and effect and are hereby ratified and confirmed.

     IN WITNESS WHEREOF, the parties hereto have entered into this 2nd Amendment as of the date first written above.

LANDLORD:                                    TENANT:
Spieker Properties, L.P.,                    Hyperion Solutions Corporation,
a California limited partnership             a Delaware corporation

By:  Spieker Properties, Inc.,               By:  /s/ David M. Weinberg
     a Maryland corporation                       ------------------------------
     its General Partner                          Its: Vice President, Finance
                                                       -------------------------

By:  /s/ Nancy B. Gille
     ------------------------------
     Nancy B. Gille
Its: Vice President

                                   EXHIBIT A

                                  [FLOOR PLAN]

                           Exhibit B to Exhibit 10.13

                           PARKING LICENSE AGREEMENT

     Spieker Properties, L.P., a California limited partnership ("Licensor"), hereby grants to Hyperion Solutions Corporation, a Delaware corporation ("Licensee"), the right and license to use parking spaces in Metro Center (the "Project") as described below and subject to the following conditions:

     1. TYPE AND NUMBER OF PARKING SPACES: Licensee shall have the right to use up to 110 unassigned automobile parking spaces. If the area of Licensee's Premises in the Project under the Lease between Licensor and Licensee (the "Lease") is reduced, Licensee's allotment of parking spaces will be adjusted proportionately based upon the Parking Density set forth in the Lease. If the area of Licensee's Premises is increased, Licensee may, at its option, increase the number of its allotted parking spaces proportionately. Notwithstanding the preceding, Licensee shall have no right to use any number of parking spaces in excess of the number of employees of Licensee actually employed at the Premises.

     2. MONTHLY FEE: Licensee shall pay for the right and license granted hereby the prevailing rates charged for such spaces by Licensor from time to time ("market rate") of which is specified in the Basic Lease Information. Such sums shall be Payable in advance on the first day of each calendar month. Licensor shall have no obligation to accept any such payment from anyone other than Licensee (e.g. Licensee's employees, subtenants, etc.). If Licensee fails to make any such Payment when due, Licensor, at its option and after five (5) days' notice to Licensee, may forthwith terminate this license and all rights of Licensee hereunder. Any late payment of the monthly fee will result in additional administrative and processing costs being incurred by Licensor, the exact amount of which would be extremely difficult to determine, and it is agreed that with respect thereto a late fee of Ten Dollars ($10.00) per space is a reasonable estimate thereof and will be payable by Licensee with regard to any monthly fee not paid when due. Notwithstanding anything contrary contained herein, Licensee's employees actually employed at the Premises shall not be charged for parking in the parking spaces licensed to Licensee hereby during the initial six (6) year term of the Lease referenced herein.

     3. TERM: Licensee shall be entitled to the foregoing parking rights for a period equivalent to the term of that certain the Lease of Premises in the Project entered into by Licensor and Licensee Licensee's rights to any and all parking spaces shall automatically be revoked and shall terminate upon any material default continuing for fifteen (15) days after written notice of such default hereunder, or any expiration or termination of said Lease, as well as upon any assignment of such Lease or sublease of such Premises, in violation of the terms of such Lease. Licensee must exercise its rights under this Agreement by delivering all required security deposits and the initial monthly fee for the parking spaces described above within thirty (30) days after the Commencement Date of the aforementioned Lease (as defined herein) unless otherwise agreed by Licensor. Failure of Licensee to so exercise its rights will entitle Licensor without notice to transfer to others Licensee's rights to park in any and all parking spaces as to which Licensee has not so exercised its rights hereunder, and Licensee will be deemed to have waived its rights hereunder with regard thereto.

     4. LOCATION OF PARKING SPACES: Licensor shall have the right in its sole discretion to designate the particular location of said parking space(s) within the Project, which designation is subject to change from time to time.

     5. RIGHTS NON-TRANSFERABLE: The foregoing parking rights are personal to Licensee and Licensee shall not assign, convey, or otherwise transfer said rights in any manner whatsoever without Licensor's prior written consent. Any attempt by Licensee to do so shall be null and void and, at Licensor's election, shall constitute a material default hereunder. If the Premises or any Portion thereof is assigned or sublet pursuant to the terms of the Lease, the number of parking spaces allotted to Licensee under paragraph 1 hereof shall automatically be adjusted accordingly and Licensor and Licensee shall immediately execute an amendment to this Agreement setting forth (i) the number of spaces retained by Licensee, (ii) the number of spaces allotted to Licensee's assignee or subtenant (which number shall not exceed the amount stated in paragraph 1 above), (iii) the then current "market rate" to be charged Licensee for the spaces allotted to its assignee or subtenant, an (iv) the security deposit to be paid by Licensee for its assignee's or subtenant's parking cards. Notwithstanding the foregoing, any assignment or sublease which is permitted under Paragraph 21 of the Lease shall not cause a reduction in the aggregate number of parking spaces and following said assignment or sublease shall be allocated between Licensee and the assignee or subtenant.

     6. LICENSEE INDEMNIFICATION: Use of said parking spaces and of the parking areas in the Project shall be at the sole risk of Licensee. Unless caused by the negligence or wrongful acts of Licensor, its agents or employees, Licensee hereby agrees to defend, indemnify and hold Licensor harmless against any liability, loss, cost or expense (including reasonable attorney's fees) for any damage to or loss or theft of any vehicle or property within any vehicle or any other property (including property of Licensee), or injury to or death of any person (including Licensee and Licensee's family, agents, employees, visitors or customers), arising directly or indirectly out of or in connection with the use by Licensee or invitees of Licensee of the parking areas or any part thereof.

     7. INTERRUPTION OF USE: Licensor shall not be liable to Licensee for any interruption of Licensee's use of the right granted hereunder due to repairs, improvements or alterations of the parking areas or the Project, or due to any labor controversy, or resulting from any cause beyond the reasonable control of Licensor. However, Licensee shall be entitled to an abatement of the monthly fee with regard to any assigned parking space to the extent it is prevented from using such space and no reasonably similar alternative space is made available to it by Licensor.

     8. RULES AND REGULATIONS: Licensor's parking rules and regulations are attached hereto. Licensor may adopt such other rules and regulations relating to the use of the parking areas as in Licensor's opinion are necessary or desirable for the proper, orderly and safe use of the parking areas. If Licensee fails to timely comply with the rules and regulations and modifications thereto after receiving written notice thereof and such failure continues for fifteen (15) days without cure, Licensor may at its option forthwith terminate this license and all

                           PARKING LICENSE AGREEMENT
rights of Licensee hereunder, and may also, whether or not such license is so terminated, take such action as shall be required to remedy such failure, and Licensee agrees to pay Licensor on demand the reasonable cost to Licensor of such actions including attorneys' fees. Licensee shall at all times be required to park in a lawful manner, and no vehicle shall at any time be parked in more than one marked space at a time. Licensor shall be entitled to tow away any vehicle which is improperly parked, at the vehicle owner's sole cost and expense. In the event of such tow away, neither Licensor nor any Mortgagee of Licensor shall have any liability therefor to Licensee or to such vehicle owner.

     9. LICENSOR'S PROPERTY RIGHTS: Licensor shall have the right to decrease the size of any or all of the parking areas in the Project, to alter or rearrange parking spaces and improvements in the parking areas, to take all or any portion of the parking areas for purposes of maintaining, repairing or restoring same, or for purposes of construction and operating structures thereon or adjacent thereto, to have ingress and egress in connection with the exercise of any such rights, and to do and perform such other acts with respect to the parking areas as Licensor shall in its discretion deem appropriate. Licensor may at any time and from time to time in its discretion designate any portion of the parking areas in the Project for use as assigned parking, visitor parking or employee parking. If Licensor establishes an "employee parking" area or other assigned parking area for Licensee's employees to park in, Licensee shall furnish Licensor, within five (5) days after written request to do so, with a list of the vehicle license numbers of Licensee's employees parking in the Project. Licensor may charge Licensee Ten Dollars ($10.00) per day for each day or partial day for each vehicle parked by Licensee or any of its employees in a parking space or area other than the space or parking area assigned or designated for such vehicle. Licensor may tow away any such improperly parked vehicles and may also attach violation notices or stickers to improperly parked vehicles. In the event of such tow away, neither Licensor nor any Mortgagee of Licensor shall have any liability therefor to Licensee or to such vehicle owner.

     10. SECURITY DEPOSIT: If parking in a controlled lot, a monthly parking card or decal may be issued to Licensee for each parking space to be used by Licensee hereunder. Licensee will pay a security deposit for each parking card at the time of issuance of the card, which is currently twenty-five ($25.00) dollars per card, subject to change. Licensor shall have no obligation to accept any such security deposit from anyone other than Licensee. The security deposit shall be held by Licensor to secure Licensee's due performance of its obligations with regard to parking hereunder and the return to Licensor of such parking card(s) in good condition, normal wear and tear excepted, upon termination of Licensee's rights hereunder. Licensee shall be obligated to take reasonable steps to protect such cards from warping or mutilation. Without limitation as to the generality of the foregoing, Licensor may apply such security deposit to remedy any default by Licensee hereunder and further, if such card(s) are lost or mutilated, Licensor may apply any or all of said deposit toward Licensor's cost of such card(s). If at any time Licensor applies any or all of such security deposit as provided herein, Licensee shall be obligated to deposit with Licensor the amount so applied by Licensor within ten
(10) days after written request therefor is given. Upon termination of Licensee's rights hereunder and the return to Licensor of the aforementioned card(s) (or cards issued in substitution thereof) the security deposit or balance thereof shall be returned to Licensee provided Licensee is not then in default hereunder. Licensor need not hold said security deposit in a separate account.

     11. REPLACEMENT CARDS: If for any reason (other than a malfunction for which Licensee is not responsible hereunder) any card issued to Licensee is requested by Licensee to be replaced, Licensee shall pay Licensor the then current non-refundable charge for said replacement card.

     12. MISCELLANEOUS: No waiver by Licensor of any breach of this agreement by Licensee shall constitute a waiver of any other breach. Any amount due to Licensor that is not paid when due shall bear interest at the lesser of 12% per annum or the maximum rate allowable under law. In the event of any legal action taken or proceeding brought to enforce the provisions hereof, the prevailing party shall be entitled to recover its reasonable attorney's fees and costs incurred in connection therewith.

     Date this 5th day of January, 2000


LICENSOR:                          Spieker Properties, L.P.
                                   a California limited partnership

                                   By: Spieker Properties, Inc.
                                   a Maryland corporation,
                                   its general partner

                                   By: /s/ NANCY B. GILLE
                                       -----------------------------------------
                                   Name: Nancy B. Gille
                                   Title: Vice President


LICENSEE:                          Hyperion Solutions Corporation
                                   a Delaware corporation

                                   By: /s/ DAVID WEINBERG
                                      ------------------------------------------
                                   Name: David Weinberg
                                   Title: Vice President






                           PARKING LICENSE AGREEMENT

                         PARKING RULES AND REGULATIONS

     1. All claimed damage or loss must be reported and itemized in writing delivered to the Parking facility office or property manager's office within ten
(10) business days after any claimed damage or loss occurs. Any claim not so made is waived. Licensor has the option to make repairs at its expense of any claimed damage within ten business days after filing a claim. In all court actions the burden of proof to establish a claim remains with Licensee Court actions by Licensee for any claim must be filed within ninety days from date of parking, in a court of jurisdiction where the claimed loss occurred. Licensor is not responsible for damage by water, fire, or defective brakes, or parts, or for the acts or omissions of others, or for loss of articles left in vehicles. The total liability of Licensor is limited to $250.00 for all damages or loss to any vehicle. Licensor is not responsible for loss of use.

     2. Licensee shall not park or permit the parking of any vehicle under its control in any parking area designated by Licensor as areas for parking by visitors. Licensee shall not leave vehicles in the parking area overnight nor park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks.

     3. Parking stickers or any other device or form of identification supplied by Licensor as a condition of use of the parking facilities shall remain the property of Licensor. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void.

     4.   No extended term storage of vehicles shall be permitted.

     5. Vehicles must be parked entirely within the painted stall lines of a single parking stall.

     6.   All directional signs and arrows must be observed.

     7.   The speed limit within all parking areas shall be 5 miles per hour.

     8.   Parking is prohibited:

          (a)  in areas not striped for parking;

          (b)  in driveways;

          (c)  where "no parking" signs are posted;

          (d)  in cross-hatched areas; and

          (e) in such other areas as may be designated by Licensor or its parking operator.

     9. Every Parker is required to park and lock his own vehicle unless Licensor furnishes valet service. Valet parking attendants may refuse to drive any vehicle reasonable believed to be unsafe.

     10. Loss or theft of parking identification devices from vehicles must be reported to the parking operator immediately, and a lost or stolen report must be filed at that time. Licensor has the right to exclude any vehicles from parking facilities that does not have an identification device.

     11. Any parking identification devices reported lost or stolen found on any unauthorized vehicle will be confiscated and the illegal holder will be subject to prosecution.

     12. Lost of stolen identification devices found by the Licensee should be reported to the parking facility office or property manager immediately to avoid confusion.

     13. Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

     14. Licensee shall acquaint all persons to whom Licensee assigns parking space of these Rules and Regulations. Parking facility managers or attendants are not authorized to make or allow any exceptions to these Rules and Regulations.

     15. Licensor reserves the right to refuse the sale of monthly stickers or other parking identification devices to any person and/or his agents or representatives who willfully refuses to comply with these Rules and Regulations.




                           PARKING LICENSE AGREEMENT
                                  Page 3 of 3

                                    EXHIBIT C
                              (Additional Systems)


ITEM                             DESCRIPTION                              QUANTITY
----                             -----------                              --------
   1   System: Steelcase Montage 6 X 8 Cubicles                              48
   2   System: Steelcase Montage 6 X 10 Cubicles                             37
   3   Standard Manager Office Steelcase Avenir                              14
   4   Standard Director/VP Office Steelcase Avenir                           3
   5   Seating:Steelcase Model 458123614                                     109
   6   Seating Steelcase Model 475412m                                       34
   7   Seating(conference room) Steelcase Model 407121                       44
   8   Seating(Library) Bernhardt Chair/Dark Blue                             4
   9   Seating(Reception) Bentwood Chair/Light Green                          5
  10   Seating(Employee Lounge) Leland Chair/Blue                            12
  11   Seating(Employee Lounge) Soka Contract Stool                           6
  12   Tables(Employee Lounge) Vecta 48" round                                5
  13   Tables (small conference room) 48" round                               2
  14   Main Lobby Reception desk                                              1
  15   Low tables(reception area) Chrome base/Glass 48" round                 1
  16   Low tables(reception area) Chrome base/Glass 30" round                 4
  17   Precore Eliptical Crosstrainer                                         1
  18   Pro-Elite Exercise Bench                                               1
  19   Startrac Pro Station Bike                                              1
  20   Dumbells/rubber coated,5,10,15,20,25,30 lbs.                          12
  21   Startrac TR 4000 Treadmill                                             2
  22   Asko Performer Automatic Dishwasher                                    1
  23   GE Speedmaker II Microwave Oven                                        1
  24   GE Profile Frost Free Refrigerator                                     1
  25   GE Nautilus Automatic Dishwasher                                       1
  26   Sharp Carousel Microwave Oven                                          1
  27   GE MiniFridge # TAX6SNBWH                                              1
  28   Masterbilt Drink Cooler                                                1
  29   Sony LCD Data Projector (ceiling mounted)                              1
  30   Panasonic Printable Whiteboard                                         1
  31   Sony 37" Color Television                                              1
  32   Rolling Whiteboards                                                    4
  33   Wood Conference Table, Oval 16' X 5" dimension                         1
  34   Wood Conference Table, Oval 8' X 4" dimension                          2
  35   Ortronics Server Racks                                                 7
  36   RiteLine Technical Furniture 4' sections w/ slide panel                3
  37   ADS UPS system                                                         1


Note * Standard office furniture: Steelcase Avenir includes overhead flipper, 3 drawer file and 36" X 42" metal bookshelves.